Exhibit 99.2

THIS DISCLOSURE STATEMENT HAS

NOT YET BEEN APPROVED BY THE COURT

This proposed Disclosure Statement is not a solicitation of acceptance or rejection of the Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors. Acceptances or rejections may not be solicited until the Bankruptcy Code has approved this Disclosure Statement under section 1125 of the Bankruptcy Code. This proposed Disclosure Statement is being submitted for approval only, and has not yet been approved by the Bankruptcy Court.

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x :
In re:	:	Chapter 11
:
DENDREON CORPORATION, et al.,	:	Case No. 14-12515 (LSS)
:
Debtors.[1]	:	Jointly Administered
:
:
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x

DISCLOSURE STATEMENT WITH RESPECT TO

PLAN OF LIQUIDATION PURSUANT TO CHAPTER 11

OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTORS

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Anthony W. Clark (I.D. No. 2051)	Kenneth S. Ziman	Felicia Gerber Perlman
Sarah E. Pierce (I.D. No. 4648)	Raquelle L. Kaye	Candice Korkis
One Rodney Square	Four Times Square	155 N. Wacker Dr.
P.O. Box 636	New York, NY 10036	Chicago, IL 60606
Wilmington, DE 19899	Telephone: (212) 735-3000	Telephone: (312) 407-0700
Telephone: (302) 651-3000	Fax: (212) 735-2000	Fax: (312) 407-0411
Fax: (302) 651-3001

Counsel for Debtors and Debtors in Possession

Dated: Wilmington, DE

March 10, 2015

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Dendreon Corporation (3193), Dendreon Holdings, LLC (8047), Dendreon Distribution, LLC (8598) and Dendreon Manufacturing, LLC (7123). The address of the Debtors’ corporate headquarters is 601 Union Street, Suite 4900, Seattle, Washington 98101.

DISCLAIMER2

THE INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT IS INCLUDED FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN OF LIQUIDATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTORS AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETIES BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT WITH RESPECT TO THE PLAN ARE QUALIFIED IN THEIR ENTIRETIES BY REFERENCE TO THE PLAN, THE EXHIBITS ATTACHED TO THE PLAN AND ANY PLAN SUPPLEMENT(S). THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT ANY TIME AFTER THE DATE HEREOF.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(b) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-APPLICABLE BANKRUPTCY LAWS. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), AND THE SEC HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OR CLAIMS OF THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH THEY WERE PREPARED.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT WILL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT WILL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR WILL IT BE CONSTRUED TO CONSTITUTE ADVICE ON THE TAX, SECURITIES OR OTHER

[2]	Terms used in this Disclaimer that are not otherwise defined will have the meanings ascribed to such terms elsewhere in the Disclosure Statement.

LEGAL EFFECTS OF THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTORS.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT REGARDING VALEANT PHARMACEUTICALS INTERNATIONAL, INC. (“VALEANT”) HAS BEEN PROVIDED BY VALEANT SPECIFICALLY FOR INCLUSION IN THIS DISCLOSURE STATEMENT. THE DEBTORS PROVIDE NO ASSURANCES AS TO THE ACCURACY OF THIS INFORMATION.

TABLE OF CONTENTS

ARTICLE I

INTRODUCTION

A.	Purpose of the Disclosure Statement			1
B.	Disclosure Statement Enclosures			2
	1.	Order Approving the Disclosure Statement		2
	2.	Ballot		2
	3.	Notice		2
C.	Confirmation of the Plan			2
	1.	Requirements		2
	2.	Approval of the Plan and Confirmation Hearing		2
	3.	Only Impaired Classes Vote		2
D.	Treatment and Classification of Claims and Interests; Impairment			3
E.	Voting Procedures and Voting Deadline			6
F.	Confirmation Hearing			7

ARTICLE II

GENERAL INFORMATION REGARDING THE DEBTORS

A.	Overview			7
B.	The Debtors’ Formation			8
C.	The Debtors’ Business and Employees			8
	1.	PROVENGE®		8
	2.	The Debtors’ Corporate Headquarters		9
	3.	The Debtors’ Employees		9
D.	The Debtors’ Corporate and Capital Structure			9
	1.	The 2016 Notes		9
	2.	Dendreon Common Stock		10
E.	Summary of Events Leading to the Chapter 11 Filings			10
	1.	Challenges Faced by the Debtors and Restructuring Efforts		10
	2.	Consideration of Strategic Alternatives and Discussions with Creditors		12
	3.	The Pre-filing Marketing Process		13
	4.	The Plan Support Agreements and the Competitive Process		13
F.	Summary of Material Pre-Petition Legal Proceedings			14
	1.	GSK Litigation		14
	2.	Bolling Securities Action and Related Actions and Investigations		15
		a.	Bolling Securities Action	15
		b.	Stockholder Derivative Complaints	16
		c.	SEC Investigation	17
	3.	Quintal Stockholder Derivative Complaint		17

i

ARTICLE III

THE CHAPTER 11 CASES

A.	Commencement of the Chapter 11 Cases			18
B.	“First Day” Motions and Related Applications			18
C.	Retention of Professionals and Appointment of the Committee			19
	1.	Retention of Debtors’ Professionals		19
	2.	Retention of Claims and Noticing Agent and Administrative Agent		19
	3.	Appointment of Committee and Retention of Committee Professionals		20
D.	Significant Events During the Chapter 11 Cases			20
	1.	Approval of Plan Support Agreements		20
	2.	Approval of Key Employee Incentive Program		20
	3.	Derivative Litigation Settlement		22
	4.	Sale to Valeant		22
		a.	A Brief Summary of the Sale Process	22
		b.	The Sale Motion and Bidding Procedures Order	22
		c.	Selection of a Stalking Horse Bidder	23
		d.	The Subsequent Bidding and Selection of a Successful Bidder	24
		e.	The Second Amended Acquisition Agreement, the Sale Hearing and Closing	25
	5.	The Claims Process		26
		a.	Schedules	26
		b.	Bar Date Order	26
		c.	Claims Objections	27
		d.	Deerfield Substantial Contribution Claim	27
		e.	Committee Members Substantial Contribution Claim	27
	6.	Extension of Time to Remove Actions		28
	7.	Motion to Extend Exclusivity		28

ARTICLE IV

SUMMARY OF PLAN

A.	Classification and Treatment of Claims and Interests			29
	1.	Unclassified Claims		30
		a.	Administrative Claims	30
		b.	Priority Tax Claims	31
	2.	Unimpaired Claims		31
		a.	Class 1: Priority Non-Tax Claims	31
		b.	Class 2: Secured Claims	31
	3.	Impaired Claims		32
		a.	Class 3: 2016 Noteholder Claims	32
		b.	Class 4: General Unsecured Claims	33
		c.	Class 5: Intercompany Claims	33
		d.	Class 6: Subordinated Claims	33
	4.	Impaired Interests		33

		a.	Class 7: Interests	33
	5.	Unimpaired Interests		34
		a.	Class 8: Intercompany Interests	34
	6.	Special Provision Regarding Unimpaired Claims		34
	7.	Allowed Claims		34
	8.	Special Provisions Regarding Insured Claims		34
B.	Means for Implementation of the Plan			35
	1.	Substantive Consolidation		35
		a.	Consolidation of the Chapter 11 Estates	35
		b.	Substantive Consolidation Order	36
	2.	Corporate Action		36
		a.	Merger and Dissolution of Debtors	36
		b.	Certificate of Incorporation and By-laws	38
		c.	Cancellation of Existing Securities and Agreements	38
		d.	No Further Action	39
		e.	Effectuating Documents	39
		f.	Directors and Officers; Further Transactions	39
	3.	Compliance with the Asset Purchase Agreement		39
	4.	Privilege Matters		39
		a.	Legal Representation of the Debtors and Committee After the Effective Date	39
		b.	Transfer of Evidentiary Privileges; Document Requests	40
	5.	Dissolution of the Committee		40
	6.	The Plan Administrator		40
		a.	Appointment of the Plan Administrator	40
		b.	The Plan Administrator Agreement	41
		c.	Rights, Powers and Duties of the Liquidating Debtors and the Plan Administrator	41
		d.	Compensation of the Plan Administrator	41
		e.	Indemnification	41
		f.	Insurance	42
		g.	Revesting of Assets	42
	7.	Distributions to Holders of 2016 Noteholder Claims and General Unsecured Claims		42
		a.	Initial Distributions	42
		b.	Interim Distributions	42
		c.	Final Distributions	43
	8.	Limited Release of Liens		43
	9.	Accounts and Reserves		43
		a.	Professional Fee Reserve	43
		b.	Administrative and Priority Claims Reserve	44
		c.	Disputed Claims Reserve	45
		d.	Wind-down Reserve	45
		e.	Other Reserves and Modifications to Reserves	45
	10.	Exemption from Certain Transfer Taxes		45
	11.	Exemption from Securities Laws		45

	12.	Preservation of Causes of Action		46
	13.	Effectuating Documents; Further Transactions		47
	14.	2016 Notes Trustee Fee Claims		47
	15.	Oversight Committee		47
C.	Provisions Governing Distributions			48
	1.	Distributions for Claims Allowed as of the Effective Date		48
	2.	Disbursing Agent		48
	3.	Delivery of Distributions and Undeliverable or Unclaimed Distributions		48
		a.	Delivery of Distributions in General	48
		b.	Undeliverable and Unclaimed Distributions	49
	4.	Prepayment		50
	5.	Means of Cash Payment		50
	6.	Interest on Claims		50
	7.	Withholding and Reporting Requirements		50
	8.	Setoffs		50
	9.	Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims		51
		a.	Objection Deadline; Prosecution of Objections	51
		b.	No Distributions Pending Allowance	51
		c.	Disputed Claims Reserve	52
		d.	Distributions After Allowance or Disallowance	52
		e.	De Minimis Distributions	52
		f.	Fractional Dollars	53
		g.	Allocation of Plan Distributions Between Principal and Interest	53
		h.	Distribution Record Date	53
D.	Treatment of Executory Contracts and Unexpired Leases			53
	1.	Rejected Contracts and Leases		53
	2.	Rejection Damages Bar Date		54
	3.	Assumed Contracts and Leases		54
	4.	Indemnification Obligations		54
E.	Conditions Precedent to Confirmation and Consummation of the Plan			55
	1.	Conditions to Confirmation		55
	2.	Conditions to Effective Date		55
	3.	Waiver of Conditions		56
	4.	Consequences of Non-Occurrence of Effective Date		56
F.	Allowance and Payment of Certain Administrative Claims			57
	1.	Professional Fee Claims		57
		a.	Final Fee Applications	57
		b.	Employment of Professionals after the Effective Date	57
	2.	Substantial Contribution Compensation and Expenses Bar Date		57
	3.	Other Administrative Claims		57
G.	Effects of Confirmation			58
	1.	Compromise and Settlement of Claims and Controversies		58
	2.	Binding Effect		58
	3.	Effects of Confirmation		58
	4.	Releases		58

		a.	Releases by the Debtors	58
		b.	Release by Holders of Claims	59
	5.	Exculpation and Limitation of Liability		59
	6.	Injunction		60
	7.	Satisfaction of Subordination Rights		60
H.	Retention of Jurisdiction			60
	1.	Retention of Jurisdiction by the Court		60
	2.	Retention of Non-Exclusive Jurisdiction by the Court		62
	3.	Failure of Court to Exercise Jurisdiction		63
I.	Miscellaneous Provisions			63
	1.	Modifications and Amendments		63
	2.	Severability of Plan Provisions		63
	3.	Successors and Assigns		63
	4.	Payment of Statutory Fees		64
	5.	Revocation, Withdrawal or Non-Consummation		64
	6.	Service of Documents		64
	7.	Plan Supplement(s)		66

ARTICLE V

ISSUANCE OF VALEANT SHARES UNDER THE PLAN

A.	Valuation of Valeant Shares			66
B.	Delivery of Valeant Shares to the Debtors			67
C.	Information Concerning Valeant			67

ARTICLE VI

VOTING REQUIREMENTS;
ACCEPTANCE AND CONFIRMATION OF THE PLAN

A.	General			67
B.	Parties in Interest Entitled to Vote			68
C.	Classes Impaired and Entitled to Vote under the Plan			68
D.	Voting Procedures and Requirements			68
	1.	Ballots		68
	2.	Returning Ballots		69
	3.	Voting		69
E.	Acceptance of Plan			70
F.	Confirmation Without Necessary Acceptances; Cramdown			70
	1.	No Unfair Discrimination		70
	2.	Fair and Equitable Test		71

v

ARTICLE VII

FEASIBILITY AND BEST INTERESTS OF CREDITORS

A.	Best Interests Test		71
B.	Liquidation Analysis		72
C.	Feasibility		72

ARTICLE VIII

EFFECT OF CONFIRMATION

A.	Binding Effect of Confirmation		73
B.	Good Faith		73

ARTICLE IX

CERTAIN RISK FACTORS TO BE CONSIDERED

A.	Plan May Not Be Accepted		73
B.	Certain Bankruptcy Law Considerations		74
C.	Distributions to Holders of Allowed Claims Under The Plan		74
D.	Classification and Treatment of Claims and Equity Interests		74
E.	Conditions Precedent to Consummation of the Plan		75
F.	Certain Tax Considerations		75

ARTICLE X

CERTAIN FEDERAL AND SECURITIES LAW MATTERS

A.	Offer and Sale of Valeant Shares: Bankruptcy Code Exemption		75
B.	Subsequent Transfers of Valeant Shares Received under the Plan		76

ARTICLE XI

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.	Tax Consequences to Certain Creditors		79
	1.	Holders of 2016 Noteholder Claims	79
	2.	Holders of General Unsecured Claims	80
	3.	Character of Gain or Loss	80
	4.	Distributions with Respect to Accrued but Unpaid Interest.	81
	5.	Non-United States Persons	81
B.	Tax Consequences to the Debtors		82
C.	Tax Treatment of Liquidating Trusts		83
	1.	Classification of Liquidating Trusts	83
	2.	General Tax Reporting by Trusts and Beneficiaries	83
	3.	Allocations of Taxable Income and Loss	84

D.	Importance of Obtaining Professional Tax Assistance	84

ARTICLE XII

RECOMMENDATION AND CONCLUSION

TABLE OF EXHIBITS

Exhibit	Title

A	Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors

B	Form 10-K for the Fiscal Year Ended December 31, 2014 for Valeant Pharmaceuticals International, Inc.

i

ARTICLE I

INTRODUCTION

A.	Purpose of the Disclosure Statement

On November 10, 2014 (the “Petition Date”), Dendreon Corporation, Dendreon Holdings, LLC, Dendreon Distribution, LLC and Dendreon Manufacturing, LLC (together, the “Debtors”) filed voluntary petitions for relief, thereby commencing cases (together, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 - 1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Court” or “Bankruptcy Court”).

The Debtors have filed the Plan Of Liquidation Pursuant To Chapter 11 Of The Bankruptcy Code Proposed By The Debtors (including all exhibits and schedules attached thereto, and as may be amended, altered, modified or supplemented from time to time, the “Plan”) with the Court. A copy of the Plan is attached hereto as Exhibit A.

Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan; provided, however, that any capitalized term used herein that is not defined herein or in the Plan, but is defined in the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) will have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

The Debtors submit this disclosure statement (as may be amended, altered, modified, revised or supplemented from time to time, the “Disclosure Statement”) pursuant to section 1125 of the Bankruptcy Code to Holders of Claims against the Debtors in connection with (i) the solicitation of acceptances of the Plan and (ii) the hearing to consider confirmation of the Plan.

The purpose of this Disclosure Statement is to describe the Plan and its provisions and to provide certain information, as required under section 1125 of the Bankruptcy Code, to creditors who will have the right to vote on the Plan so they can make informed decisions in doing so. Creditors entitled to vote to accept or reject the Plan will receive a Ballot (as defined herein) together with this Disclosure Statement to enable them to vote on the Plan.

This Disclosure Statement includes, among other things, information pertaining to the Debtors’ prepetition business operations and financial history and the events leading to the filing of the Chapter 11 Cases. This Disclosure Statement also contains information regarding significant events that have occurred during the Chapter 11 Cases. In addition, an overview of the Plan is included, which overview sets forth certain terms and provisions of the Plan, the effects of confirmation of the Plan, certain risk factors associated with the Plan, and the manner in which distributions will be made under the Plan. This Disclosure Statement also discusses the confirmation process and the procedures for voting, which procedures must be followed by the Holders of Claims entitled to vote under the Plan for their votes to be counted.

B.	Disclosure Statement Enclosures

Accompanying this Disclosure Statement are:

1. Order Approving the Disclosure Statement. A copy of the Court’s order (the “Solicitation Procedures Order”) approving this Disclosure Statement and, among other things, establishing procedures for voting on the Plan, setting the deadline for objecting to the Plan and scheduling the Confirmation Hearing (as defined herein).

2. Ballot. A ballot (the “Ballot”) for voting to accept or reject the Plan, if you are the record Holder of a Claim in a Class entitled to vote on the Plan (each, a “Voting Class”).

3. Notice. A notice setting forth: (i) the deadline for casting Ballots either accepting or rejecting the Plan; (ii) the deadline for filing objections to confirmation of the Plan; and (iii) the date, time and location of the Confirmation Hearing (the “Notice”).

C.	Confirmation of the Plan

1. Requirements. The requirements for confirmation of the Plan are set forth in section 1129 of the Bankruptcy Code. The requirements for the Disclosure Statement are set forth in section 1125 of the Bankruptcy Code.

2. Approval of the Plan and Confirmation Hearing. To confirm the Plan, the Court must hold a hearing to determine whether the Plan meets the requirements of section 1129 of the Bankruptcy Code.

3. Only Impaired Classes Vote. Pursuant to the provisions of the Bankruptcy Code, only classes of claims or interests that are “impaired” under a plan may vote to accept or reject such plan. Generally, a claim or interest is impaired under a plan if the holder’s legal, equitable or contractual rights are changed under such plan. In addition, if the holders of claims or interests in an impaired class do not receive or retain any property under a plan on account of such claims or interests, such impaired class is deemed to have rejected such plan under section 1126(g) of the Bankruptcy Code and, therefore, such holders do not need to vote on such plan.

Under the Plan, Holders of Claims in Classes 1, 2, and 8 are Unimpaired and therefore deemed to accept the Plan.

Under the Plan, Holders of Claims in Classes 3 and 4 are Impaired and are entitled to vote on the Plan.

Under the Plan, Holders of Claims and Interests in Classes 5, 6, and 7 are deemed to reject the Plan and are not entitled to vote on the Plan.

ACCORDINGLY, A BALLOT FOR ACCEPTANCE OR REJECTION OF THE PLAN IS BEING PROVIDED ONLY TO HOLDERS OF CLAIMS IN CLASSES 3 AND 4.

D.	Treatment and Classification of Claims and Interests; Impairment

The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. For a summary of the treatment of each Class of Claims and Interests, see Article IV, “Summary of Plan,” below.

Class Description	Status	Proposed Treatment
Administrative Claims Estimated Recovery: 100%	Unclassified	On the later of (i) the Distribution Date or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim (or as soon as reasonably practicable thereafter), a Holder of an Allowed Administrative Claim (other than a Professional) will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim or (b) such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, will have agreed upon in writing.
Priority Tax Claims Estimated Recovery: 100%	Unclassified	On the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim (or as soon as reasonably practicable thereafter), a Holder of an Allowed Priority Tax Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Tax Claim or (b) such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, will have agreed upon in writing. For the avoidance of doubt, any payments made by the Plan Administrator on account of Allowed Priority Tax Claims will be paid solely from the Administrative and Priority Claims Reserve.
Class 1: Priority Non-Tax Claims Estimated Recovery: 100%	Unimpaired	On the later of (i) the Distribution Date or (ii) the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax

Class Description	Status	Proposed Treatment
Claim (or as soon as reasonably practicable thereafter), a Holder of an Allowed Priority Non-Tax Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Non-Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Non-Tax Claim or (b) such other treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, will have agreed upon in writing.
Class 2: Secured Claims Estimated Recovery: 100%	Unimpaired

On the later of (i) the Distribution Date or (ii) the date such Secured Claim becomes an Allowed Secured Claim (or as soon as reasonably practicable thereafter), a Holder of an Allowed Secured Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Secured Claim, (a) Cash equal to the value of such Allowed Secured Claim, (b) a return of the Collateral securing the Secured Claim, (c) such treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be rendered Unimpaired or (d) such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, will have agreed upon in writing.

Class 3: 2016 Noteholder Claims Estimated Recovery: [—]%	Impaired	On the Distribution Date, and from time to time thereafter in accordance with the Plan, each Holder of an Allowed 2016 Noteholder Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed 2016 Noteholder Claim, (i) its Pro Rata share of 100% of the Valeant Shares (which will be distributed immediately upon the occurrence of the Effective Date) and (ii) its Pro Rata share of Available Cash in the amount necessary to provide such Holder its Pro

Class Description	Status	Proposed Treatment
Rata share of Total Distributable Value available to Holders of Class 3 Claims and Class 4 Claims, or (iii) such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, will have agreed upon in writing.
Class 4: General Unsecured Claims Estimated Recovery: [—]%	Impaired	On the Distribution Date, and from time to time thereafter in accordance with the Plan, each Holder of an Allowed General Unsecured Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed General Unsecured Claim, (i) its Pro Rata share of Total Distributable Value available to Holders of Class 3 Claims and Class 4 Claims, solely in the form of Available Cash or (ii) such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, will have agreed upon in writing.
Class 5: Intercompany Claims Estimated Recovery: 0%	Impaired	In connection with, and as a result of, the substantive consolidation of the Debtors’ Estates and the Chapter 11 Cases, on the Effective Date, all Intercompany Claims will be eliminated and the Holders of Intercompany Claims will not be entitled to, and will not receive or retain, any property or interest in property on account of such Claims.
Class 6: Subordinated Claims Estimated Recovery: 0%	Impaired	On the Effective Date, all Subordinated Claims will be eliminated and the Holders of Subordinated Claims will not be entitled to, and will not receive or retain, any property or interest in property on account of such Claims.
Class 7: Interests Estimated Recovery: 0%	Impaired	On the Effective Date, the Interests will be deemed eliminated, cancelled and/or extinguished and each Holder thereof will not be entitled to, and will not receive or retain, any property under the Plan on account of such Interest.
Class 8: Intercompany Interests Estimated Recovery: 100%	Unimpaired	On the Effective Date, the Intercompany Interests will be reinstated and rendered

Class Description	Status	Proposed Treatment
Unimpaired in accordance with section 1124 of the Bankruptcy Code.

E.	Voting Procedures and Voting Deadline

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. To ensure your vote is counted, you must (i) complete the Ballot, (ii) indicate your decision either to accept or reject the Plan in the boxes provided, and (iii) sign and return the Ballot(s) in the envelope provided.

The Ballot also contains an election to opt out of the release provisions contained in Section 10.4 of the Plan for those who vote to reject the Plan. Unless you vote to reject the Plan and indicate your decision to opt-out of the releases described in Section 10.4 of the Plan on the Ballot, you will be deemed to consent to such releases.

TO BE COUNTED, YOUR BALLOT WITH YOUR ORIGINAL SIGNATURE INDICATING YOUR ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 4:00 P.M. (EASTERN TIME) ON MAY 19, 2015 (THE “VOTING DEADLINE”).

The following Ballots will not be counted or considered for any purpose in determining whether the Plan has been accepted or rejected:

(i)	any Ballot or Master Ballot (as defined in the Solicitation Procedures Order) received after the Voting Deadline (unless extended by the Debtors);

(ii)	any Ballot or Master Ballot that is illegible or contains insufficient information to permit the identification of the claimant;

(iii)	any Ballot cast by a person or entity that does not hold a Claim in a Class that is entitled to vote to accept or reject the Plan;

(iv)	any Ballot cast for a Claim designated as contingent, unliquidated or disputed or as zero or unknown in amount and for which no Rule 3018(a) Motion has been filed by the Rule 3018(a) Motion Deadline (as such terms are defined in the Solicitation Procedures Order);

(v)	any Ballot that indicates neither an acceptance nor a rejection, or indicates both an acceptance and a rejection, of the Plan;

(vi)	any Ballot (other than a Master Ballot) that casts part of its vote in the same Class to accept the Plan and part to reject the Plan;

(vii)	any form of Ballot or Master Ballot other than the official form sent by Prime Clerk LLC (“Prime Clerk” or the “Voting Agent”), or a copy thereof;

(viii)	any Ballot received that the Voting Agent cannot match to an existing database record;

(ix)	any Ballot or Master Ballot that does not contain an original signature; or

(x)	any Ballot or Master Ballot that is submitted by facsimile, email or by other electronic means.

In order for the Plan to be accepted by an Impaired Class of Claims, a majority in number and two-thirds in dollar amount of the Claims voting in such Class must vote to accept the Plan. At least one Voting Class, excluding the votes of insiders, must actually vote to accept the Plan.

YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE BALLOT ENCLOSED WITH THE NOTICE. PLEASE BE SURE TO COMPLETE THE BALLOT PROPERLY AND LEGIBLY, AND IDENTIFY THE EXACT AMOUNT OF YOUR CLAIM AND THE NAME OF THE CREDITOR. IF YOU ARE A HOLDER OF A CLAIM ENTITLED TO VOTE ON THE PLAN AND YOU DID NOT RECEIVE A BALLOT, YOU RECEIVED A DAMAGED BALLOT OR YOU LOST YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING THE DISCLOSURE STATEMENT, THE PLAN OR PROCEDURES FOR VOTING ON THE PLAN, PLEASE CONTACT THE VOTING AGENT PRIME CLERK, AT 844-794-3479 OR AT DENDREONINFO@PRIMECLERK.COM. THE VOTING AGENT IS NOT AUTHORIZED TO AND WILL NOT PROVIDE LEGAL ADVICE.

F.	Confirmation Hearing

The Court has scheduled a hearing to consider confirmation of the Plan for June 2, 2015 at 10:00 a.m. (Eastern Time) in the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, 6th Floor, Courtroom No. 2, Wilmington, Delaware 19801 (the “Confirmation Hearing”). The Court has directed that objections, if any, to confirmation of the Plan be filed and served on or before May 19, 2015 at 4:00 p.m. (Eastern Time) in the manner described in the Notice accompanying this Disclosure Statement. The Confirmation Hearing may be adjourned from time to time by way of announcement of such continuance in open Court or otherwise, without further notice to parties in interest.

THE DEBTORS URGE ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN TO VOTE TO ACCEPT THE PLAN.

ARTICLE II

GENERAL INFORMATION REGARDING THE DEBTORS

A.	Overview

As described in further detail herein, prior to the filing of the Chapter 11 Cases, the Debtors entered into Plan Support Agreements with their Supporting Noteholders (each as defined herein). The keystone of the Plan Support Agreements was a competitive process pursuant to which the Debtors would sell all or substantially all of their assets. This competitive process resulted in the sale of substantially all of their assets to a subsidiary of Valeant. The premise of this Plan is to distribute the proceeds of that sale.

B.	The Debtors’ Formation

Dendreon was incorporated in Delaware in 1992 as Activated Cell Therapy, Inc. and changed its corporate name to Dendreon Corporation in June 2000. Dendreon Holdings, LLC, Dendreon Distribution, LLC and Dendreon Manufacturing, LLC were each organized in Delaware in 2010.

C.	The Debtors’ Business and Employees

1.	PROVENGE®

The Company3 was a biotechnology company focused on the discovery, development and commercialization of novel cellular immunotherapies to significantly improve treatment options for cancer patients. The Company was primarily focused on commercializing PROVENGE® in the United States (the “U.S.”) and around the world. PROVENGE is the first and only Food and Drug Administration (the “FDA”) approved personalized immunotherapy. It is a first-in-class immunotherapy used to treat patients suffering from advanced-stage prostate cancer. PROVENGE is designed to target a certain prostate cancer antigen (prostatic acid phosphatase), an antigen that is expressed in more than 90% of all prostate cancers. The Company engineered these antigens to be used as key agents for the production of immunotherapies to fight the disease in which the antigen presents itself. While a typical immune response from the body triggers antibodies to help fight disease, the Company designed these agents to trigger and maximize cell-mediated immunity by activating the cells to deliver a signal to other components of the immune system to fight the antigen. This was achieved in part by fusing the antigen to an immune-stimulatory protein in the Company’s proprietary Antigen Delivery Cassette.™ To obtain antigen-presenting cells, the Company acquired white blood cells removed from a patient via a standard blood collection process called leukapheresis. The cells were processed using the Company’s proprietary cell separation technology, and the final product was re-infused into the patient. The process required less than three days from cell collection to the administration of the active immunotherapy product.

The primary market for PROVENGE is the U.S., where the drug was approved for marketing by the FDA and became commercially available for the treatment of men with asymptomatic or minimally symptomatic castrate-resistant (hormone-refractory) prostate cancer in April 2010. While most prostate cancer initially responds to hormone ablation therapy, the majority of these patients will experience disease progression after 18 to 24 months, as the cancer becomes resistant to hormone treatment. PROVENGE is used to treat patients in this advanced stage of prostate cancer.

While the Company was focused on the commercialization of PROVENGE, the Company had several other product candidates in research and development. These included: (i) DN24-02, the Company’s investigational active cellular immunotherapy that potentially may be used for the treatment of patients with bladder, breast, ovarian and other solid tumors expressing the antigen HER2/neu; (ii) CA-9 antigen, which is a transmembrane protein highly expressed in

[3]	References to the “Company” include the Debtors together with their non-debtor subsidiaries and affiliates.

over 75% of primary metastatic renal cell carcinomas, as well as other cancers, such as non-small cell lung and breast tumors; and (iii) CEA, an antigen found to be present on 70% of lung cancers, virtually all cases of colon cancers and approximately 65% of breast cancers. The Company was also exploring the application of small molecules for the treatment of a variety of cancers.

2.	The Debtors’ Corporate Headquarters

The Company’s principal research, development and administrative facilities were located at its corporate headquarters in Seattle, Washington, where the Company leased approximately 112,915 square feet of office space and in Bridgewater, New Jersey, where the Company leased 39,937 square feet. The Company now maintains offices at 601 Union Street, Suite 4900, Seattle, WA 98101.

3.	The Debtors’ Employees

As of the Petition Date, the Debtors had approximately 700 employees. The employees provided a variety of essential functions, including: (i) sales and marketing, (ii) research and development (including clinical, regulatory, quality assurance and control, and manufacturing or production), and (iii) general and administrative (including executive, finance, legal, human resources, investor relations, information technology and operations). The employees were each offered a position with Valeant or one of Valeant’s affiliates effective as of the closing of the sale of substantially all of the Debtors’ assets (as further outlined below). Two employees accepted offers to return to Dendreon Corporation: Gregory R. Cox as Chief Financial Officer and Treasurer and Robert L. Crotty as President, General Counsel and Secretary.

D.	The Debtors’ Corporate and Capital Structure

The Debtors in the Chapter 11 Cases are Dendreon Corporation, Dendreon Holdings, Inc., Dendreon Distribution, LLC and Dendreon Manufacturing, LLC. Dendreon is the parent of Dendreon Holdings, Inc., which in turn is the parent of Dendreon Distribution, LLC and Dendreon Manufacturing, LLC. Dendreon Corporation was also the parent of its wholly-owned, non-Debtor subsidiary, Dendreon Holdings (Netherlands) B.V., which in turn is the parent of non-debtors Dendreon UK Limited, Dendreon Germany GmbH and Dendreon Operations B.V. The equity interests in Dendreon Holdings (Netherlands) B.V. were transferred to the Purchaser (as defined herein) as part of the sale of substantially all of the Debtors’ assets (as further outlined herein).

1.	The 2016 Notes

As of the Petition Date, the Debtors had one issuance of debt outstanding: the “2016 Notes”.4 Pursuant to a First Supplemental Indenture dated January 20, 2011, Dendreon Corporation issued $620 million aggregate principal amount of 2.875% Convertible Senior Notes

[4]	On June 17, 2014, Company timely paid the final principal and interest payment on its 4.75% Convertible Senior Subordinated Notes due 2014.

with a maturity date of January 15, 2016 (the “2016 Notes”).5 The 2016 Notes were issued as part of an offer and sale underwritten by J.P. Morgan Securities LLC (“JPM”), which included an initial issuance of $540 million in 2016 Notes and, after the exercise of an overallotment option by the underwriter, an additional issuance of $80 million. The 2016 Notes are unsecured and resulted in the Company’s receipt of net cash proceeds in the amount of $607.1 million. The 2016 Notes are convertible at the option of the holder at a conversion rate equivalent to an initial conversion price of $51.24 per share. As of the Petition Date, the 2016 Notes had an outstanding principal balance of $620 million and outstanding accrued and unpaid interest of $5,694,097.22.

2.	Dendreon Common Stock

As of September 30, 2014, there were 158,716,893 shares of common stock in Dendreon Corporation outstanding.6 On November 7, 2014, the closing price of Dendreon Corporation’s stock was $0.942 per share. Dendreon Corporation’s stock was traded on The NASDAQ Global Market.

On December 11, 2014, NASDAQ filed a Form 25 with the SEC to remove Dendreon Corporation’s securities from listing and registration on NASDAQ, effective at the opening of the trading session on December 22, 2014. While shares of common stock of the Company are currently traded on the OTC Pink Marketplace under the trading symbol “DNDNQ”, the Plan does not provide for any distributions on account of the shares of common stock of Dendreon Corporation and effects the cancellation of the stock on the effective date of the Plan (the “Effective Date”).

E.	Summary of Events Leading to the Chapter 11 Filings

1.	Challenges Faced by the Debtors and Restructuring Efforts

When PROVENGE was officially launched after receiving FDA approval in April 2010, expectations for the pioneering drug were high. It received a substantial amount of market attention and certain market analyst projections estimated that PROVENGE could generate over $4 billion of revenue by 2020. To support its efforts to commercialize PROVENGE and create a platform through which it could ultimately support the revenues predicted by the market, early in 2011, the Company raised capital through the issuance of the 2016 Notes, among other securities. Consistent with management and market expectations, the Company’s operating structure and footprint was developed to support billions in revenue: at that time the Company employed nearly 1,500 individuals and had significantly invested in manufacturing facilities and related operations, including facilities in New Jersey, Georgia and California. However, with the passage of time after launch and by August 2011, it became apparent to the Company that revenue growth would take more time than initially anticipated and the Company predicted a

[5]	This indenture supplemented the indenture Dendreon Corporation entered into on March 16, 2007 for the issuance of debt securities in an unlimited amount.

[6]	The Company currently has 10,000,000 shares, $0.01 par value, of authorized preferred stock, of which 2,500,000 shares have been designated as Series A Junior Participating Preferred Stock. As of the Petition Date, no preferred stock was issued or outstanding.

more gradual adoption of use by physicians. While the Company remained optimistic about its potential for significant growth in the long term, it decided to aggressively manage its costs in the interim.

In furtherance of its efforts to increase revenue and manage costs, in September of 2011, the Company implemented a reduction of 25% of its workforce. Then, in July of 2012, the Board of Directors (the “Board”) directed the Company to engage in additional efforts to reduce costs. To that end, the Company announced a 12-month strategic restructuring plan that included a re-configuration of the Company’s manufacturing model, a restructuring of its administrative functions and a strengthening of the Company’s marketing and sales operations. The Company hoped that the restructuring would allow a reduction in costs by approximately $150 million annually. In addition, the Company reduced headcount by more than 600 full-time and contractor positions and sold its manufacturing facility in Morris Plains, New Jersey. The Company projected that it would be able to continue to reduce cost of goods sold through, among other things, the implementation of certain automated manufacturing processes. The Company expected to see net benefits associated with this restructuring as early as the first half of 2013.

During the second half of 2013, after the 2012 restructuring was completed, the Debtors decided to begin exploring potential strategic alternatives for maximizing value and managing its debt load, including exploring exchange transactions and a potential sale. To that end, the Company worked with outside advisors to explore a potential debt exchange transaction. Further, in September of 2013 the Debtors retained JPM and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”) to assist the Company with a potential sale or other transaction. At this time, the Company again assessed and evaluated its overall strategy and cost-structure to identify additional expense reductions. As a result, on November 13, 2013, at the direction of the Board, the Company announced that it was implementing additional cost reduction measures, including a reduction of cash operating expenses by approximately $125 million or 20% and a reduction in workforce of approximately 150 full-time employees.

Between October and December 2013, JPM and Merrill conducted a broad confidential auction process to solicit potential buyers for the Company. A significant number of parties conducted due diligence; however, no bids were ultimately submitted.

Although the Company remained positive about its longer-term prospects and its ability to ultimately maximize value, the Company continued to be concerned with its highly levered capital structure and inability to generate positive free cash flow in the near term. Therefore, in February 2014, the Debtors retained Lazard Frères & Co. LLC (“Lazard”) as their investment banker to provide general financial advisory services and evaluate potential strategic alternatives, including assisting the Company in any potential restructuring, sale transaction or financing transaction. The Company’s initial goal in hiring Lazard was to gain assistance with addressing the 2016 Notes, possibly through a refinancing, an extension of the maturity or a conversion of the 2016 Notes to new debt or equity. Soon thereafter, the Board directed the Company to hire AlixPartners, LLP (“AlixPartners”) to, among other things, work with management to identify further cost reductions. Additionally, the Company engaged Trinity Partners, LLC, a life science strategic consulting firm, to prepare a valuation report and develop independent revenue forecast models. In March and April 2014, the Company discussed the possibility of a strategic combination with two separate third-parties, however, these discussions did not advance beyond the preliminary stages.

2.	Consideration of Strategic Alternatives and Discussions with Creditors

The Company continued to consider its strategic alternatives, refine its business plan, and examine the possibility of further cost reductions throughout the spring and summer of 2014. While the Company had concluded (and disclosed in its Form 10-Q for the second quarter of 2014) that absent executing an alternative transaction there was significant risk that it would be unable to repay or refinance the 2016 Notes, it remained hopeful that such a transaction would occur and would provide value for all stakeholders, including equity.

In early summer 2014, the Company had completed its revised business plan and its analysis with respect to cost reductions and, as a result, came to several conclusions. First, the Company determined that its previously-held view that it would ultimately be able to increase revenues through an increase in its volume of units sold was unlikely to occur in the next few years. Second, while the Company had managed to cut costs significantly over the last several years, and AlixPartners has identified certain additional areas for cost reduction, the Company determined that cost reductions alone would not make the Company independently viable with its existing capital structure. Finally, the manufacturing process for PROVENGE has a relatively high cost because it is made manually by skilled lab technicians. The Company had begun to implement plans for automated manufacturing in 2012 to increase quality control and came to believe that automation would also result in significant cost savings. However, after analysis by AlixPartners and investigation by the Company’s automation group, the results of which were presented to the Board, it became clear that while automation could improve quality control, there would be no meaningful cost savings resulting from automation.

As a result, the Company concluded that given that it was highly levered and faced significant challenges in achieving positive free cash flows in the near term, the business likely would not be viable on a stand-alone basis absent a strategic transaction or a restructuring of its debt.

To that end, and beginning in July of 2014, the Board authorized Lazard, on behalf of the Company, to initiate discussions with the largest holder of the 2016 Notes, Deerfield Management Company, L.P. (“Deerfield”) pursuant to a nondisclosure agreement (“NDA”) regarding, among other things, a restructuring of the debt or a potential sale process. Given that the 2016 Notes constitute the Company’s only outstanding institutional debt and the overwhelming majority of the unsecured claims against the Debtors, the Debtors believed that it would be desirable to obtain input from the holders of such notes or their representatives. In August 2014, the Debtors executed an NDA with counsel to certain unaffiliated holders of approximately 48% of the 2016 Notes (collectively, the “Unaffiliated Noteholders”). The Debtors, subject to these NDAs, informed Deerfield and its counsel as well as counsel to the Unaffiliated Noteholders of the Company’s investigation of strategic alternatives. In September 2014, the Company, Deerfield and the Unaffiliated Noteholders mutually agreed that, among the strategic alternatives considered, the appropriate path for the Company would involve pursuing a sale process that would be implemented through the filing of these Chapter 11 Cases.

3.	The Pre-filing Marketing Process

The Company believed that, on account of the significant investments the Company had made in commercializing PROVENGE, the cutting edge technology, equipment and process it had developed and the intellectual “know-how”, the Company’s assets might be of additional value to a purchaser, particularly one with “synergies”. Therefore, the Board directed the Company to conduct a marketing process, in parallel with discussions with Deerfield and counsel to the Unaffiliated Noteholders as an additional option to maximize value. To that end, and acknowledging that the in-court process would include a marketing process toward a potential sale, Lazard identified and developed a list of potentially interested parties and solicited such parties’ interest in a sale transaction. Beginning in mid-September 2014, Lazard contacted approximately forty (40) potential buyers, a number of which had been contacted in the auction process conducted by JPM and Merrill in the third quarter of 2013. The goal in this pre-filing marketing process was to sign up potential buyers to NDAs and afford them time to evaluate the opportunity in advance of any in-court sale process. A virtual data room was made available containing extensive information about the Company, including documents describing the Company’s business and financial results in considerable detail, and Lazard gave potential purchasers the opportunity to conduct due diligence via the electronic data room.

4.	The Plan Support Agreements and the Competitive Process

Contemporaneous with the pre-filing marketing process, the Company continued discussions with Deerfield and counsel to the Unaffiliated Noteholders, as well as their financial advisors. In September and October of 2014, the Debtors entered into NDAs with individual Unaffiliated Noteholders. The Debtors periodically updated counsel to the Unaffiliated Noteholders and Deerfield regarding the process and strategic alternatives.

The Company continued discussions with the Unaffiliated Noteholders and Deerfield regarding a consensual stand-alone restructuring to right-size the Company’s balance sheet. Good faith, arm’s length negotiations culminated in the execution of two substantially similar agreements dated November 9, 2014 (the “Plan Support Agreements”) one among the Debtors and the Unaffiliated Noteholders and the other among the Debtors and certain funds managed by Deerfield (the “Deerfield Noteholders” and, together with the Unaffiliated Noteholders, the “Supporting Noteholders”). Pursuant to the Plan Support Agreements, the Debtors and the Supporting Noteholders agreed to a restructuring in accordance with the terms of a term sheet attached to each of the Plan Support Agreements (the “PSA Term Sheet”). The Plan Support Agreements contemplated that the Debtors would, with the support of the Supporting Noteholders, pursue a dual path of third-party sale or plan transaction with a “stand-alone plan” backstop (the “Stand-Alone Plan”). Pursuant to the PSA Term Sheet, under the Stand-Alone Plan, the reorganized Debtors would issue new common stock in the reorganized entity, and holders of 2016 Noteholder Claims would receive, on a pro rata basis with holders of general unsecured claims, shares of the new common stock.

Specifically, the Plan Support Agreements provided the framework for a competitive process (the “Competitive Process”) whereby prospective buyers could bid to purchase all or substantially all of the Debtors’ non-cash assets either (i) in a sale pursuant to Bankruptcy Code section 363, or (ii) in the form of a recapitalization transaction effectuated through a plan of reorganization. Simultaneously with the filing of the Chapter 11 Cases, the Debtors filed the Sale and Bidding Procedures Motion (as defined herein) seeking approval of the Bidding Procedures (as defined herein) pursuant to which the Competitive Process would take place. A Qualified Bid (as defined in the Bidding Procedures Order, as defined herein) in the Competitive Process had to have a value in excess of $275 million as determined in accordance with the Bidding Procedures.

Pursuant to the PSA Term Sheet, whether the Competitive Process resulted in a sale pursuant to Bankruptcy Code section 363 followed by a plan of liquidation or in a recapitalization transaction followed by a plan of reorganization, the result would be the same for the Debtors’ two largest creditor constituencies, holders of claims pursuant to the 2016 Notes and holders of general unsecured claims. In either case, these constituencies would share pro rata in the distributable cash or other assets of the Debtors’ Estates. The PSA Term Sheet also contemplated that if the Competitive Process did not result in any Qualified Bid being received, the Debtors would prosecute the Stand-Alone Plan and emerge from bankruptcy as a reorganized entity whose equity would be owned by the Supporting Noteholders and other unsecured creditors. As such, the transaction contemplated by the Plan Support Agreements allowed the Debtors to pursue a competitive sale process that ensured that the value of their Estates would be maximized for the benefit of all stakeholders.

The Board met bi-weekly throughout the Debtors’ process of considering strategic alternatives and was kept fully apprised of the status of proposals and options available to the Debtors. The Board directed the Company’s actions throughout this process and was kept regularly informed of all actions taken by the Company in connection therewith. In addition to the numerous other meetings that were regularly held throughout the strategic alternatives process, at a meeting of the Board held on November 5, 2014, the Board was updated and advised regarding the Plan Support Agreements negotiated with the Supporting Noteholders and other matters relevant to the Competitive Process and the Debtors strategic options. At the meeting (and in prior meetings throughout the process), the Board was advised by Lazard and by counsel regarding these matters. After full deliberation, on November 9, 2014, the Board determined that entering into the Plan Support Agreements, filing these Chapter 11 Cases and pursuing the Competitive Process contemplated in the Plan Support Agreements as part of these Chapter 11 Cases, was the best way to maximize value.

F.	Summary of Material Pre-Petition Legal Proceedings

1.	GSK Litigation

Dendreon Corporation received notice in November 2011 of a lawsuit filed in the Durham County Superior Court of North Carolina (the “Superior Court”) against Dendreon Corporation by GlaxoSmithKline LLC (“GSK”). The lawsuit, captioned GlaxoSmithKline LLC v. Dendreon Corporation, Case No. 11 CVS 5458, asserts claims for monies due and owing and breach of Dendreon Corporation’s obligations under the Development and Supply Agreement, effective September 15, 2010, between GSK and Dendreon Corporation. Under the agreement, GSK was to be Dendreon Corporation’s second source antigen provider. The agreement was terminated by Dendreon Corporation as of October 31, 2011 due to GSK’s failure to reach certain milestones under the agreement. Although GSK does not dispute Dendreon

Corporation’s right to terminate the agreement, GSK asserts that it is entitled to be paid for minimum purchasing requirements ordered prior to termination.

Dendreon Corporation filed a Counterclaim and Answer on January 6, 2012. On April 9, 2013, GSK amended its complaint to add a claim for breach of North Carolina’s unfair and deceptive trade practices act. On November 4, 2014, the Superior Court issued an opinion and order on GSK’s motion for summary judgment on its breach of contract claim and Dendreon Corporation’s cross motion for summary judgment on GSK’s breach of contract, breach of the covenant of good faith and fair dealing, and unfair and deceptive trade practices act claims, both of which had been fully briefed since March 2014. In its opinion and order, the Superior Court found that GSK is entitled to be paid for a firm order placed by Dendreon Corporation before it terminated the parties’ agreement, but otherwise dismissed GSK’s remaining claims. On its breach of contract claim GSK is seeking approximately $17.6 million in damages, plus interest and extension fees, but the Superior Court has not yet made any determination of amounts that may be owed for the firm order or whether any offsets, including amounts recoverable on the Company’s counterclaims, would reduce any amounts owed. On June 11, 2014, GSK filed a second motion for summary judgment on Dendreon Corporation’s counterclaims, which Dendreon Corporation opposed and is now fully briefed. The Superior Court has not yet scheduled oral argument or issued a ruling on Dendreon Corporation’s second motion for summary judgment. There is currently no date set for trial. Dendreon Corporation’s position remains that no monies are owed under the agreement. GSK filed a proof of claim in the Chapter 11 Cases asserting a claim for $26,089,724.

As a consequence of the bankruptcy filings (as discussed below), all pending litigation against the Debtors was stayed automatically by section 362 of the Bankruptcy Code and, absent further order of the Court, no party may take any action to recover on prepetition Claims against the Debtors.

2.	Bolling Securities Action and Related Actions and Investigations

a.	Bolling Securities Action

Dendreon Corporation and three of its former officers are named defendants in a securities action pending in the United States District Court for the Western District of Washington (the “District Court”) that was brought by a group of individual investors who elected to opt out of a securities class action lawsuit that was settled for $40 million in August 2013. The pending action, filed May 16, 2013, is captioned Christoph Bolling, et al. v. Dendreon Corporation, et al., Case No. 2:13-cv-0872 JLR. Plaintiffs allege generally that Dendreon Corporation made various false or misleading statements between April 29, 2010 and August 3, 2011 concerning Dendreon Corporation, its finances, business operations and prospects with a focus on the market launch of PROVENGE and related forecasts concerning physician adoption, and revenue from sales of PROVENGE. Based on information provided by plaintiffs’ counsel, the plaintiff group, which totals approximately thirty (30) persons, purports to have purchased approximately 250,000 shares of Dendreon Corporation common stock during the relevant period. The Bolling plaintiffs filed an amended complaint on July 16, 2013, alleging both violations of certain provisions of the federal Securities Exchange Act of 1934 and provisions of Washington state law and seeking unspecified damages. In response to a motion by defendants, the federal claims were dismissed with leave to amend in January 2014. On February 17, 2014, plaintiffs filed a Second Amended Complaint which defendants moved to dismiss on March 24, 2014. After briefing, the District Court, by order dated June 5, 2014, again dismissed the federal claims, but denied the motion as to the plaintiffs’ Washington state law claims for fraudulent and negligent misrepresentation. The case is now in the discovery phase. On September 4, 2014, the District Court entered an order setting a trial date of February 22, 2016 with discovery cut-off of October 26, 2015. On February 23, 2015, the plaintiffs filed motions to sever their claims against Dendreon from those against the individual defendants.

b.	Stockholder Derivative Complaints

Dendreon Corporation is also the subject of stockholder derivative complaints first filed in August 2011 generally arising out of the facts and circumstances that are alleged to underlie the above-referenced previously settled securities class action. Derivative suits filed in the District Court were consolidated into a proceeding captioned In re Dendreon Corp. Derivative Litigation, Master Docket No. C 11-1345 JLR; others were filed in the Superior Court of Washington for King County and were consolidated into a proceeding captioned In re Dendreon Corporation Shareholder Derivative Litigation, Lead Case No. 11-2-29626-1 SEA. On June 22, 2012, another derivative action was filed in the Court of Chancery of the State of Delaware, captioned Herbert Silverberg, derivatively on behalf of Dendreon Corporation v. Mitchell H. Gold, et al., Case No. 7646-VCP. The various derivative complaints name as defendants various current and former officers and directors of Dendreon Corporation (the “Individual Defendants”). While the complaints assert various legal theories of liability, the lawsuits generally allege that the defendants breached fiduciary duties owed to Dendreon Corporation in connection with the launch of PROVENGE and by purportedly subjecting Dendreon Corporation to potential liability for securities fraud. The complaints also include claims against certain defendants for supposed misappropriation of Dendreon Corporation’s information and insider trading; the Silverberg complaint asserts only this latter claim. On July 18, 2014, a new derivative complaint was filed in the District Court captioned Liu v. Gold et al., Case No. 2-14cv1087. The allegations in the Liu complaint are substantially the same as those in the existing consolidated actions pending in the District Court. Plaintiffs have requested that the Liu action be consolidated into the existing consolidated federal actions.

After a formal mediation on June 24, 2014, and further post-mediation negotiations, the parties to the various derivative actions reached a tentative settlement of the actions, the terms of which are set out in a Memorandum of Understanding dated as of July 18, 2014. On November 6, 2014, the parties entered into a stipulation of settlement, which settlement is subject to court approval, with respect to the litigation. On January 16, 2015, the Delaware Court of Chancery entered an order scheduling a hearing on the proposed settlement for March 30, 2015. While the derivative lawsuits do not seek relief against Dendreon Corporation, Dendreon Corporation has certain indemnification obligations, including obligations to advance legal expenses to the named defendants for defense of these lawsuits.

The stipulation of settlement provides that in connection with the settlement and in consideration of certain releases set forth in the stipulation, the Individual Defendants would cause to be paid $4,500,000 (the “Settlement Payment”) into an escrow account. In recognition of certain coverage disputes and their obligation to fund the defense of the Individual Defendants in these derivative cases should the cases not settle, the insurers under certain remaining excess insurance policies have agreed to a buyback payment that will be used by the Individual Defendants to fund the Settlement Payment. In consideration of the buyback payment, once the stipulation is approved by the Delaware Court of Chancery (the “Chancery Court”), certain remaining excess insurance policies will receive releases with regard to this derivative litigation. The Settlement Payment will be used to pay any attorneys’ fees and expenses awarded by the Chancery Court to plaintiff’s counsel as well as any costs of notice. Such fees and costs may not exceed $1,250,000 in the aggregate. The remaining amount of the Settlement Payment will be paid from the escrow account to Dendreon Corporation upon the entry of an order by the Chancery Court giving final approval of the settlement. Dendreon Corporation will not have any interest in the escrowed Settlement Payment until the stipulation is approved by the Chancery Court. In addition, as part of the Stipulation, the Debtor has agreed to implement certain corporate governance measures. As is customary, in exchange for the Settlement Payment and agreement to settle these actions, the Individual Defendants will receive certain releases from the plaintiffs and Dendreon Corporation, and the plaintiffs and Dendreon Corporation will receive certain releases from the Individual Defendants.

The Bankruptcy Court entered an order lifting the automatic stay to the extent necessary to allow the insurers to advance and/or to reimburse defense costs, settlements, and/or losses on December 17, 2014 [Docket No. 196]. For additional details, see Article IIID.3.

c.	SEC Investigation

The SEC is conducting a formal investigation of Dendreon Corporation, which Dendreon Corporation believes relates to some of the same issues raised in the aforementioned securities and derivative actions. Dendreon Corporation is cooperating fully with the SEC investigation.

3.	Quintal Stockholder Derivative Complaint

On March 7, 2014, a stockholder derivative complaint was filed in United States District Court for the District of Delaware (the “Delaware District Court”). The lawsuit, captioned Quintal v. Bayh, et al., No. 1:14-cv-00311-LPS, names as defendants both present and former members of Dendreon Corporation’s Board. This derivative litigation is separate and apart from the stockholder litigation referenced in Article IIF.2.b. Plaintiff’s purported derivative complaint alleges that members of Dendreon Corporation’s Board violated the terms of Dendreon Corporation’s 2009 equity incentive plan by granting to non-employee directors shares of Dendreon Corporation stock that vested immediately upon grant as part of the non-employee director’s annual compensation package. Defendants filed a motion to dismiss the complaint on April 14, 2014. The Delaware District Court heard oral argument on Defendants’ motion on July 29, 2014, and the motion is now under submission. While Dendreon Corporation has certain indemnification obligations, including obligations to advance legal expense to the named defendants for defense of this lawsuit, the lawsuit does not seek monetary relief against Dendreon Corporation.

ARTICLE III

THE CHAPTER 11 CASES

A.	Commencement of the Chapter 11 Cases

As set forth above, on the Petition Date the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Court. By order dated November 12, 2014 [Docket No. 49], the Debtors’ cases are being jointly administered for procedural purposes only. No trustee or examiner has been appointed in the Chapter 11 Cases.

Since the Petition Date, the Debtors have continued to operate their businesses and manage their properties as debtors and debtors-in-possession.

B.	“First Day” Motions and Related Applications

On the Petition Date, the Debtors filed a number of “first-day” motions and applications designed to ease the Debtors’ transition into chapter 11, maximize the Debtors’ assets and minimize the effects of the commencement of the Chapter 11 Cases.7 On November 12, 2014, the Court entered orders providing various first-day relief, including:

(i) authorizing the Debtors to continue use of their existing cash management system and bank accounts, business forms and deposit and investment practices; pay related prepetition obligations; waiver of certain operating guidelines relating to bank accounts; and continue intercompany transactions (final order entered December 9, 2014) [Docket No. 160];

(ii) authorizing the Debtors to pay prepetition wages, compensation and employee benefits; continue certain employee benefit programs in the ordinary course; and direct banks to honor prepetition checks for the payment of prepetition employee obligations (final order entered December 9, 2014) [Docket No. 157];

(iii) enforcing the “automatic stay” protections of 11 U.S.C. § 362 and the bankruptcy termination provisions of 11 U.S.C. § 365 [Docket No. 55];

(iv) authorizing the Debtors to honor certain prepetition obligations to customers; continue customer programs; and pay Medicaid and other obligations (final order entered December 9, 2014) [Docket No. 158];

[7]	In addition to the “first-day” motions, the Debtors filed certain other motions that are described more fully herein.

(v) authorizing the Debtors to maintain existing insurance policies; pay all insurance obligations arising thereunder; and renew, revise, extend, supplement, change or enter into new insurance policies [Docket No. 53];

(vi) authorizing the Debtors to pay certain prepetition taxes and related obligations [Docket No. 54];

(vii) approving the Debtors’ proposal for adequate assurance of payment; establishing procedures for resolving objections by utility companies; and prohibiting utility companies from altering, refusing or discontinuing service (final order entered December 9, 2014) [Docket No. 161];

(viii) extending the deadline for the Debtors to file their schedules of assets and liabilities and statements of financial affairs [Docket No. 59];

(ix) establishing notice and hearing procedures for trading in equity securities of the Debtors (final order entered December 9, 2014) [Docket No. 162]; and

(x) authorizing payment of prepetition claims of certain critical vendors [Docket No. 57].

C.	Retention of Professionals and Appointment of the Committee

1.	Retention of Debtors’ Professionals

By orders entered December 9, 2014, the Debtors were authorized to retain (i) Skadden, Arps, Slate, Meagher & Flom LLP as their bankruptcy counsel [Docket No. 152], (ii) AlixPartners as their restructuring advisor [Docket No. 155], and (iii) Lazard as their investment banker [Docket No. 156].

The Debtors also were authorized to retain certain professionals utilized by the Debtors in the ordinary course of business prior to the Petition Date pursuant to an order [Docket No. 159] entered by the Court on December 9, 2014.

2.	Retention of Claims and Noticing Agent and Administrative Agent

By order entered on November 12, 2014 [Docket No. 60], the Court authorized the Debtors to retain Prime Clerk as their claims and noticing agent in the Chapter 11 Cases. By order entered December 9, 2014 [Docket No. 154], the Court also authorized the Debtors to retain Prime Clerk as their administrative agent in the Chapter 11 Cases.

3.	Appointment of Committee and Retention of Committee Professionals

On November 19, 2014, the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”) appointed an Official Committee of Unsecured Creditors in the Chapter 11 Cases (the “Committee”) pursuant to section 1102(a) of the Bankruptcy Code [Docket No. 92]. The initial members of the Committee (the “Committee Members”) were: (i) American Red Cross, (ii) Document Technologies, LLC, (iii) New York Blood Center, Inc., (iv) Piedmont – Bridgewater NJ, LLC and (v) GSK. On March 3, 2015, the U.S. Trustee filed an Amended Notice of Appointment of Committee of Unsecured Creditors [Docket No. 452], reflecting the resignation of New York Blood Center, Inc. from the Committee. On February 27, 2015, the American Red Cross also indicated its intent to withdraw from the Committee in a letter to the U.S. Trustee.

By orders entered January 28, 2015, the Committee was authorized to retain (i) Sullivan & Cromwell LLP as its counsel [Docket No. 322], (ii) Young Conaway Stargatt & Taylor, LLP as its co-counsel [Docket No. 323], and (iii) Centerview Partners LLP as its investment banker [Docket No. 324]. By an order entered January 26, 2015, the Committee was authorized to retain Deloitte Financial Advisory Services LLP as its financial advisor [Docket No. 312].

D.	Significant Events During the Chapter 11 Cases

In addition to the first-day relief sought and received in the Chapter 11 Cases, the Debtors have sought and received authority with respect to various matters designed to assist in the administration of the Chapter 11 Cases and to maximize the value of the Debtors’ Estates. Material events since the commencement of the Chapter 11 Cases are summarized below and include:

1.	Approval of Plan Support Agreements

As noted in Article IIE.4, the Debtors negotiated and entered into the Plan Support Agreements with the Supporting Noteholders, which contemplated that the Debtors would, with the support of the Supporting Noteholders, pursue a dual path of a third-party sale or plan transaction with the Stand-Alone Plan backstop. On November 10, 2014, the Debtors filed a motion seeking authorization to assume the Plan Support Agreements [Docket No. 20]. Following its formation, the Committee raised certain concerns and potential objections to the assumption of the Plan Support Agreements. The Debtors, the Supporting Noteholders, and the Committee negotiated in good faith the resolution of those concerns and objections and reached a settlement. The Debtors and the Supporting Noteholders entered into amended plan support agreements as part of that settlement (the “Amended and Restated Plan Support Agreements”). The Court entered an order, over the U.S. Trustee’s objection, authorizing the Debtors to assume the Amended and Restated Plan Support Agreements on December 23, 2014 (the “PSA Order”) [Docket No. 215].

2.	Approval of Key Employee Incentive Program

Prior to the Petition Date, the Debtors recognized a need to address the concerns of their employees and their creditors and to align the interests of these respective constituencies. With these objectives in mind, the Debtors, after extensive consultation with, and benchmarking analysis by, their employee benefits consultant, Mercer (US) Inc., developed the Key Employee Incentive Plan (“KEIP”) to properly incentivize certain key employees identified by the Debtors.

The KEIP was designed to provide incentives to nine (9) eligible executives (the “Participants”) to pursue a timely and successful reorganization or sale. The KEIP provided for variable payouts to the Participants based upon the distributable value of the Debtors’ assets upon the occurrence of a qualifying sale (a “Qualifying Sale”) or recapitalization of the Debtors’ business effectuated through the Stand-Alone Plan.

The minimum threshold was a distributable value of (i) $50 million in the case of a Stand-Alone Plan and (ii) $325 million in the case of a Qualifying Sale (the “Minimum Threshold”). Participants were not eligible to receive a KEIP payment unless the Minimum Threshold was exceeded. A $250,000 discretionary pool was available at the Minimum Threshold and could be distributed to any employee if the Board determined that an employee’s efforts in effecting the transaction merited some reward. The maximum threshold was a Distributable Value of (i) $345 million in the case of a Stand-Alone Plan and (ii) $620 million in the case of a Qualifying Sale (the “Maximum Threshold”). At the Maximum Threshold, the aggregate amount of the KEIP would be approximately $3.1 million. There were no additional amounts available if the Maximum Threshold was exceeded.

Therefore, a “Payment Event” would be triggered upon the earlier of (a) the effective date of a confirmed Plan of Reorganization if (i) in the case of a Stand-Alone Plan, the Debtors had distributable value of at least $50 million or (ii) if a Qualifying Sale was consummated, the Debtors had distributable value of at least $325 million or (b) on the ninetieth (90th) day following the consummation of a Qualifying Sale with distributable value of at least $325 million.

In the event that a Qualifying Sale was consummated and a Participant (i) commenced employment with the acquiror or (ii) did not receive an employment offer from the acquiror and was terminated by the Company without cause prior to the Payment Event (a “Sale Termination”), the Company was to pay such Participant his or her full bonus amount on the date such Participant’s employment was so terminated.

The KEIP was not a “pay to stay” retention plan. Absent achievement of the Minimum Thresholds, Participants were not eligible for a KEIP payment. Accordingly, the KEIP successfully aligned the interests of the Debtors, their employees, and their creditors and was a true incentive plan.

The Debtors received comments from the Committee regarding the KEIP, which were resolved. By order entered December 17, 2014, the Court approved the implementation of the KEIP [Docket No. 194].

As a result of the Sale (as defined herein), which constituted a Qualifying Sale, a “Payment Event” under the KEIP was triggered. The Debtors are currently in the process of calculating the amount of such payments, which fall within the range of $[—] to $[—].

3.	Derivative Litigation Settlement

As noted in Article IIF.2.b., after a formal mediation on June 24, 2014, and further post-mediation negotiations, the parties to the certain derivative actions reached a tentative settlement, the terms of which are set out in a Memorandum of Understanding dated as of July 18, 2014. The settlement has been memorialized in a formal stipulation of settlement. The Debtors filed a motion in the Bankruptcy Court for an order (I) approving the stipulation; (II) authorizing the advancement and reimbursement of defense costs and other loss related thereto; (III) authorizing the advancement and reimbursement of defense costs and other loss by the remaining excess insurers; and (IV) granting related relief [Docket No. 93]. The Bankruptcy Court entered an order approving the motion (the “9019 Order”) on December 17, 2014 [Docket No. 196]. Pursuant to the 9019 Order, the Bankruptcy Court lifted the automatic stay to the extent necessary to allow insurers to advance and/or to reimburse defense costs, settlements, and/or losses. The Bankruptcy Court also found pursuant to the 9019 Order, that the stipulation was a reasonable exercise of the Debtors’ business judgment and could be presented to the Chancery Court for approval. The next step is for the parties to present the stipulation to the Chancery Court to obtain its approval. On January 16, 2015, the Chancery Court entered an order scheduling a hearing on the proposed settlement for March 30, 2015.

4.	Sale to Valeant

a.	A Brief Summary of the Sale Process

As described in further detail in this Article IIE.4, prior to the filing of the Chapter 11 Cases, the Debtors entered into Plan Support Agreements with their Supporting Noteholders. The keystone of the Plan Support Agreements was a competitive process pursuant to which the Debtors would sell all or substantially all of their assets. As described more fully below, on the Petition Date, the Debtors filed the Sale and Bidding Procedures Motion (as defined herein). Following several rounds of bidding between Valeant and another bidder, the Debtors selected Valeant as the stalking horse bidder. The Debtors did not receive any additional qualifying bids prior to the deadline for submitting such bids. The auction was, therefore, cancelled and Valeant became the successful bidder. Prior to the hearing to approve the sale to Valeant as the successful bidder, the Debtors and Valeant entered into the Second Amended Acquisition Agreement (as defined herein) that would provide the Debtors with an additional $15 million in incremental value. The Court entered an order approving the sale of substantially all of the Debtors’ assets to a subsidiary of Valeant on February 20, 2015, and the sale transaction was consummated on February 23, 2015.

b.	The Sale Motion and Bidding Procedures Order

On the Petition Date, the Debtors filed a motion [Docket No. 17] (the “Sale and Bidding Procedures Motion”) seeking entry of an order (the “Bidding Procedures Order”) (A)(i) establishing bidding procedures (the “Bidding Procedures”) relating to the sale of substantially all of the Debtors’ assets; (ii) establishing procedures for the Debtors to enter into stalking horse agreement with bid protections in connection with a sale of substantially all of the Debtors’ assets (the “Acquired Assets”); (iii) establishing procedures for the assumption and assignment of executory contracts and unexpired leases, including notice of proposed cure amounts; (iv)

approving the form and manner of notice of all procedures, protections, schedules and agreements; and (v) scheduling a hearing (the “Sale Hearing”) to approve such sale (the “Sale”); and (B)(i) approving the Sale of the Debtors’ assets free and clear of all liens, claims, encumbrances and interests; (ii) authorizing the assumption and assignment of certain executory contracts and unexpired leases; and (iii) granting certain related relief.

On December 17, 2014, the Court entered the Bidding Procedures Order [Docket No. 195] approving the Debtors’ proposed bidding procedures. Among other things, the Bidding Procedures Order allowed the Debtors, in consultation with the Supporting Noteholders, the Committee, and any other official committee appointed in the Chapter 11 Cases, to select a stalking horse bidder (the “Stalking Horse Bidder”) for the Acquired Assets for the purposes of establishing a minimum acceptable bid with which to begin an auction (the “Auction”). The Bidding Procedures Order set (i) December 29, 2014, as the deadline by which the Debtors were required to select a stalking horse bidder (the “Stalking Horse Deadline”); and (ii) January 27, 2015, as the deadline to submit qualified bids (the “Bid Deadline”). As the initial Stalking Horse Deadline approached, the Debtors had active participation in the sale process by a number of bidders and determined, in light of all of the circumstances, not to select a Stalking Horse Bidder at that time.

c.	Selection of a Stalking Horse Bidder

As the original Bid Deadline approached, the Debtors received both conforming and non-conforming bids relative to the bid standards, seeking to qualify as Qualified Bids. As such, Lazard and the Debtors continued to work with interested parties. On January 23, 2015, just prior to the Bid Deadline, the Debtors became aware that Valeant, a large pharmaceutical company with a market capitalization exceeding $55 billion, was interested in participating in the process. On January 26, 2015, Valeant requested that the bid deadline be extended for approximately two weeks. In order to balance the Debtors’ interest in accommodating Valeant’s participation with the complaints that surfaced of others that had participated throughout the process, the Debtors agreed to work closely with one other interested party (the “Alternative Bidder”) towards becoming a Stalking Horse Bidder. To that end, the Debtors determined to extend the Bid Deadline for two days until January 29, 2015.

After making the determination to extend the Bid Deadline, the Debtors further determined to retain certain assets previously offered for sale, including the Debtors’ assets related to their enteric coated D-3263 hydrochloride product candidate (the “D-3263 Assets”), with the prospect that the Debtors could be reorganized around the development of the retained assets and the utilization of the Debtors’ U.S. federal income tax attributes. The Debtors informed bidders of the determination to retain certain assets and that the Debtors would not entertain bids for the retained assets until the primary bidding process was completed.

Subsequently, Valeant also informed the Debtors that it was interested in becoming the Stalking Horse Bidder. Over the ensuing two days, from January 27, 2015 to January 29, 2015, significant negotiations occurred between the Debtors and each of the parties interested in becoming the Stalking Horse Bidder. The Debtors ultimately determined that Valeant submitted the highest and best offer at the time to become the Stalking Horse Bidder for the Acquired Assets. Notably, the Valeant contract included preferable contract provisions, including offers of employment for all employees. The Alternative Bidder’s contract did not include such provisions.

On January 29, 2015, the Debtors filed the Emergency Motion for Order (A) Approving Stalking Horse Bidder and Authorizing Bid Protections in Connection with the Sale of Substantially All of the Debtors’ Assets, (B) Rescheduling the Hearing to Approve Such Sale and (C) Granting Related Relief [Docket No. 330] (the “Stalking Horse Selection Motion”). Pursuant to this motion, the Debtors’ sought approval of Valeant as the Stalking Horse Bidder at a purchase price of $296 million.

d.	The Subsequent Bidding and Selection of a Successful Bidder

Subsequent negotiations and bidding occurred after the filing of the Stalking Horse Selection Motion. The subsequent bidding began on February 3, 2015 when the Alternative Bidder informed the Debtors that it would be submitting a new bid later that day or the following morning. It did in fact submit a fully executed and financed bid late in the evening on February 3, 2015. The net value of that bid (after deductions from the face value of the bid due to terms in the contract that differed from the Valeant contract) was materially higher than the value of Valeant’s bid.

The Debtors engaged in numerous rounds of bidding with the Stalking Horse Bidder and the Alternative Bidder over the course of the day on February 4, 2015. At the conclusion of this bidding, Valeant’s last bid was materially higher and better than the last bid received from the Alternative Bidder. The Alternative Bidder advised the Debtors that it would not bid again. The final Valeant bid provided a purchase price of $400 million, reflecting an increase of more than $100 million of value over the original bid filed with the Court in the Stalking Horse Selection Motion.

After a hearing on February 5, 2015, the Court entered an order granting the relief sought in the Stalking Horse Selection Motion, namely approving Valeant as the Stalking Horse Bidder [Docket No. 355] (the “Stalking Horse Order”). Following entry of the Stalking Horse Order, the Debtors filed a Notice of Selection of Stalking Horse Bidder and Rescheduled Sale Hearing [Docket No. 356], rescheduling the Sale Hearing for February 20, 2015 at 10:00 a.m. and setting out the Bid Deadline as February 10, 2015 at 5:00 p.m. The Notice of Selection of Stalking Horse Bidder and Rescheduled Sale Hearing was served on (i) the U.S. Trustee; (ii) counsel to the indenture trustee for the 2.875% Convertible Senior Notes due 2016; (iii) counsel to the Unaffiliated Noteholders; (iv) counsel to the Deerfield Noteholders; (v) the Committee; (vi) all entities known to have expressed an interest in a transaction with respect to some or all of the Acquired Assets at any time; (vii) all entities known to have asserted any lien, claim, interest or encumbrance in or upon any of the Debtors’ assets to be acquired; (viii) all federal, state and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Stalking Horse Selection Motion; (ix) the United States Attorney’s office; (x) the SEC; (xi) the Internal Revenue Service; (xii) the Debtors’ full creditor matrix; (xiii) all known equity holders and noteholders; and (xiv) all parties entitled to notice pursuant to Bankruptcy Rule 2002. As of the Bid Deadline, the Debtors did not receive any Qualified Bids other than that submitted by Valeant as the Stalking Horse Bidder. Therefore, the Debtors cancelled the Auction and accepted the bid of Valeant for the purchase of all or substantially all of the Debtors’ assets. On February 12, 2015, the Debtors filed a proposed order approving the sale to Valeant on the terms agreed to in the Amended and Restated Acquisition Agreement, dated as of February 4, 2015 (the “Amended Acquisition Agreement”) [Docket No. 380].

Subsequent to entering into the Amended Acquisition Agreement, the Debtors were willing to entertain bids for the assets retained by the Debtors, including the D-3263 Assets, pursuant to a transaction that would allow for the transfer to the purchaser of the Debtors’ U.S. federal income tax attributes. Valeant and the Debtors engaged in negotiations regarding the acquisition by Valeant of such assets retained by the Debtors, including the D-3263 Assets.

e.	The Second Amended Acquisition Agreement, the Sale Hearing and Closing

Prior to the Sale Hearing, the Debtors and Valeant entered into a Second Amended and Restated Acquisition Agreement among the Debtors, Valeant and Valeant’s wholly-owned subsidiary, Drone Acquisition Sub Inc. (the “Purchaser”), dated as of February 19, 2015 (the “Second Amended Acquisition Agreement” or, as referred to in the Plan, the “Asset Purchase Agreement”). The Second Amended Acquisition Agreement provided for a higher purchase price, consisting of common shares of Valeant, having an aggregate value of $49.5 million as of the close of the market on the Trading Day immediately prior to the Effective Date, paid to the Debtors as partial consideration for the assets acquired by the Purchaser pursuant to the Sale Order (the “Valeant Shares”), plus $445.5 million in cash to be delivered at closing of the sale transaction. Pursuant to the Second Amended Acquisition Agreement, if the amount of the allowed prepetition general unsecured claims (other than the 2016 Noteholder Claims) did not exceed $200 million in the aggregate, then the Valeant Shares could be distributed proportionately in respect of the 2016 Noteholder Claims. The consideration under the Second Amended Acquisition Agreement provided an additional $15 million in incremental value to the Debtors’ Estates over that provided for under the Amended Acquisition Agreement, and $140 million more than the minimum Qualified Bid. The Acquired Assets under the Second Amended Acquisition Agreement included all of the assets contemplated under the Amended Acquisition Agreement, plus the D-3263 Assets and $80 million of cash and cash equivalents of the Debtors. In addition, the parties agreed that the agreement will constitute a “plan of reorganization” of Dendreon and the Purchaser for purposes of sections 368 and 354 of the Internal Revenue Code of 1986, as amended (the “Tax Code”) (which plan includes the liquidation of Dendreon and the distribution of the Valeant Shares).

As the Court’s electronic filing system was unexpectedly unavailable, the Debtors first served and posted on the Debtors’ website hosted by the Debtors’ claims and noticing agent, Prime Clerk, a Notice of Filing of Second Amended Acquisition Agreement and Proposed Sale Orders on February 19, 2015, which included a chart with the key differences between the Amended Acquisition Agreement and the Second Amended Acquisition Agreement (the “Notice of Second Amended APA”). The Debtors filed the Notice of Second Amended APA once the electronic filing system became available later on February 19, 2015 [Docket No. 400]. The Court found that notice of the Second Amended Acquisition Agreement was sufficient under the circumstances, relying in part on the fact that the Supporting Noteholders and the Committee were kept involved and informed throughout the negotiation of the Second Amended Acquisition Agreement and were supportive of its terms.

An order was entered on February 20, 2015 (the “Sale Order”), approving the sale of substantially all of the Debtors’ assets to the Purchaser pursuant to the terms of the Second Amended Acquisition Agreement as it may be amended, authorizing the assumption and assignment of certain executory contracts and unexpired leases, and granting related relief [Docket No. 410] (the “Sale Transaction”). On February 23, 2015, the Sale Transaction was consummated.

5.	The Claims Process

a.	Schedules

On January 9, 2015 the Debtors filed their Schedules of Assets and Liabilities [Docket Nos. 246 through 249] and Statements of Financial Affairs [Docket Nos. 250 through 253] (collectively, the “Schedules”). Among other things, the Schedules set forth the claims of known creditors against the Debtors as of the Petition Date, based upon the Debtors’ books and records. The Debtors retain the right to amend the Schedules during the pendency of the Chapter 11 Cases. On February 20, 2015, the Debtors filed an Amended Schedule B23 for Dendreon Corporation, to list additional licenses and permits of the Debtors [Docket No. 413].

b.	Bar Date Order

On February 5, 2015, an order establishing bar dates for filing claims against the Debtors and approving the form and manner of notice was entered [Docket No. 352] (the “Bar Date Order”). The Bar Date Order establishes the below deadlines for filing claims against the Debtors (the “Bar Dates”).

General Bar Date. Each person or entity (including, without limitation, each individual, partnership, joint venture, corporation, limited liability company, estate, trust or governmental unit) holding or asserting a claim against one or more of the Debtors that arose (or is deemed to have arisen) on or before the Petition Date (including any claims arising under section 503(b)(9) of the Bankruptcy Code) is required to file a proof of claim form so that it is actually received by Prime Clerk on or before March 16, 2015 at 4:00 p.m. (Eastern Time) (the “General Bar Date”).

Governmental Bar Date. Each governmental unit holding or asserting a claim against one or more of the Debtors that arose (or is deemed to have arisen) on or before the Petition Date must file a proof of claim form so that it is actually received by Prime Clerk on or before May 11, 2015 at 4:00 p.m. (Eastern Time) (the “Governmental Bar Date”).

Rejection Bar Date. If the Debtors reject pursuant to section 365 of the Bankruptcy Code any executory contract or unexpired lease, each person or entity holding or asserting a claim arising from such rejection must file a proof of claim form so that it is actually received by Prime Clerk on or before the later of (i) the

General Bar Date or (ii) thirty (30) days after entry of any order authorizing the rejection of an executory contract or unexpired lease (the “Rejection Bar Date”).

c.	Claims Objections

The Debtors and their professionals are investigating claims filed against the Debtors to determine the validity of such claims and anticipate filing objections to claims that are filed in improper amounts or classifications, or are otherwise subject to objection under the Bankruptcy Code or other applicable law.

d.	Deerfield Substantial Contribution Claim

Section 503(b)(3)(D) allows as an administrative expense costs a creditor incurs in making “a substantial contribution in a case under … chapter 11” of the Bankruptcy Code. Section 503(b)(4), in turn, allows reasonable compensation for professional services of an attorney of a creditor whose expense is allowable under section 503(b)(3)(D). In making a substantial contribution determination, courts consider whether the efforts of the applicant resulted in an actual and demonstrable benefit to the debtor’s estate and creditors. As noted, subsequent bidding occurred after the filing of the Stalking Horse Selection Motion. In addition to Valeant, there was one additional bidder, i.e., the Alternative Bidder. Deerfield provided committed financing to the Alternative Bidder. As counsel to Deerfield, Katten Muchin Rosenman LLP (“Katten Muchin”) expended significant time and resources during this period drafting the financing documents to support the Alternative Bidder’s bid. As a result of this competitive bidding process, the purchase price increased to $400 million, $125 million or 45.5% above the minimum for Qualified Bids. Thus, the Debtors believe Deerfield made a substantial contribution within the meaning of section 503. Pursuant to Section 9.2 of the Plan, the Deerfield Substantial Contribution Claim will be deemed allowed if there are no objections received by the Claims Objection Deadline.

e.	Committee Members Substantial Contribution Claim

The Debtors also believe that the Committee Members made a substantial contribution within the meaning of section 503. The Committee Members worked closely with their counsel (i) in evaluating materials related to the sale of substantially all of the Debtors’ assets, including bids submitted to the Debtors, (ii) in negotiating with the Debtors and the Supporting Noteholders the terms of the potential plans for disposition of those assets, and (iii) in facilitating compromise among the various parties. In approving the Sale Transaction and in finding sufficient notice of the Second Amended Acquisition Agreement had been provided, the Court noted the variety of the claimants that the Committee had as part of its constituency. The Court also noted that the Committee was kept involved and informed throughout the negotiation of the Second Amended Acquisition Agreement. In part based upon this, the Court was able to find sufficient notice and to approve the Sale Transaction, which brought an effective $415 million of value to the Debtors’ Estates. The efforts of the Committee Members resulted in an actual and demonstrable benefit to the Debtors’ Estates and all creditors. Pursuant to Section 9.2 of the Plan, the Committee Members’ Substantial Contribution Claims will be deemed allowed if there are no objections received by the Claims Objection Deadline.

6.	Extension of Time to Remove Actions

As of the Petition Date, the Debtors were party to certain judicial and/or administrative proceedings in various courts and/or administrative agencies (collectively, the “Actions”). Some of the Actions may be subject to removal to the Court pursuant to 28 U.S.C. § 1452, which applies to claims relating to bankruptcy cases. Although the Debtors may find it appropriate and beneficial to remove certain of the Actions to federal court, the Debtors had not completed their analysis with respect to desirability or feasibility of removing the Actions as of mid-January 2015. As such, on January 15, 2015, the Debtors filed a motion [Docket No. 274] seeking to extend the February 9, 2015 removal deadline by 150 days through and until July 9, 2015. An order was entered granting the extension of time for removing the Actions on February 5, 2015 [Docket No. 350].

7.	Motion to Extend Exclusivity

On March 6, 2015, the Debtors filed the Motion for Order Under Bankruptcy Code Section 1121(d) Extending Exclusive Periods During Which Debtors May File and Solicit Acceptances of a Chapter 11 Plan (the “Motion to Extend Exclusivity”) [Docket No. 461]. Bankruptcy Code section 1121(b) provides for an initial 120-day period after the Petition Date within which a debtor has the exclusive right to file a chapter 11 plan (the “Plan Period”). Bankruptcy Code section 1121(c) further provides for an initial 180-day period after the Petition Date within which a debtor has the exclusive right to solicit and obtain acceptances of a plan filed by the debtor during the Plan Period (the “Solicitation Period” and, together with the Plan Period, the “Exclusive Periods”). In the Chapter 11 Cases, the Plan Period is set to expire on March 10, 2015, and the Solicitation Period is set to expire on May 9, 2015. By the Motion to Extend Exclusivity, the Debtors requested entry of an order (i) extending each of the Exclusive Periods for 110 days, whereby the Plan Period would be extended through June 29, 2015, and the Solicitation Period would be extended through August 27, 2015, and (ii) prohibiting any party, other than the Debtors, from filing a competing plan or soliciting acceptances of a competing plan during the extended Exclusive Periods.

ARTICLE IV

SUMMARY OF PLAN

THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN AND THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN. THIS SECTION IS QUALIFIED IN ITS ENTIRETY BY AND IS SUBJECT TO THE PLAN AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN. THE PLAN IS ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT A.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO

THEREIN. REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE PLAN. UPON OCCURRENCE OF THE EFFECTIVE DATE, THE PLAN AND ALL SUCH DOCUMENTS WILL BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS AND THEIR ESTATES AND ALL OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN, THE PLAN ADMINISTRATOR AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN, THE PLAN ADMINISTRATOR AGREEMENT AND SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

A.	Classification and Treatment of Claims and Interests

Section 1123 of the Bankruptcy Code provides that a plan must classify the claims and interests of a debtor’s creditors and equity interest holders. In accordance with section 1123 of the Bankruptcy Code, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than Administrative Claims and Priority Tax Claims, which pursuant to section 1123(a)(1) of the Bankruptcy Code need not be and have not been classified. The Debtors also are required, under section 1122 of the Bankruptcy Code, to classify Claims against and Interests in, the Debtors (except for certain claims classified for administrative convenience) into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class.

The Bankruptcy Code also requires that a plan provide the same treatment for each claim or interest of a particular class unless the claim holder or interest holder agrees to a less favorable treatment of its claim or interest. The Debtors believe that they have complied with such standard. If the Court finds otherwise, however, it could deny confirmation of the Plan if the Claimholders and Interest Holders affected do not consent to the treatment afforded them under the Plan.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim also is placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

The Debtors believe that the Plan has classified all Claims and Interests in compliance with the provisions of section 1122 of the Bankruptcy Code and applicable case law. It is possible that a holder of a Claim or Interest may challenge the Debtors’ classification of Claims and Interests and that the Court may find that a different classification is required for the Plan to be confirmed. If such a situation develops, the Debtors intend, in accordance with the terms of the Plan, to make such permissible modifications to the Plan as may be necessary to permit its confirmation. Any such reclassification could adversely affect holders of Claims by changing the composition of one or more Classes and the vote required of such Class or Classes for approval of the Plan. UNLESS SUCH MODIFICATION OF CLASSIFICATION MATERIALLY ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM AND REQUIRES RESOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM OR INTEREST PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN’S TREATMENT OF SUCH HOLDER OF A CLAIM REGARDLESS OF THE CLASS AS TO WHICH SUCH HOLDER ULTIMATELY IS DEEMED TO BE A MEMBER.

The amount of any Impaired Claim that ultimately is Allowed by the Court may vary from any estimated Allowed amount of such Claim and, accordingly, the total Claims that are ultimately Allowed by the Court with respect to each Impaired Class of Claims may also vary from any estimates contained herein with respect to the aggregate Claims in any Impaired Class. Thus, the value of property that ultimately will be received by a particular Holder of an Allowed Claim may be adversely or favorably affected by the aggregate amount of Claims Allowed in the applicable Class.

The classification of Claims and Interests and the nature of Distributions to members of each Class are summarized below. The Debtors believe that the consideration, if any, provided under the Plan to holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority (including applicable contractual subordination) of such Claims and Interests. The Court must find, however, that a number of statutory tests are met before it may confirm the Plan. Many of these tests are designed to protect the interests of holders of Claims or Interests who are not entitled to vote on the Plan, or do not vote to accept the Plan, but who will be bound by the provisions of the Plan if it is confirmed by the Court.

1.	Unclassified Claims

a.	Administrative Claims

An Administrative Claim means a Claim for payment of an administrative expense of a kind specified in sections 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority in payment under sections 507(a)(2) or 507(b) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises) and Claims by Governmental Units for taxes accruing after the Petition Date (but excluding Claims related to taxes accruing on or before the Petition Date); (b) Professional Fee Claims; (c) all fees and charges assessed against the Estates under 28 U.S.C. § 1930; (d) obligations designated as Administrative Claims pursuant to an order of the Court; and (e) Claims under section 503(b)(9) of the Bankruptcy Code.

On the later of (i) the Distribution Date or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim (or as soon as reasonably practicable thereafter), a Holder of an Allowed Administrative Claim (other than a Professional) will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed

Administrative Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim or (b) such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, will have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto (x) on or prior to the Effective Date, by the Debtors, and (y) after the Effective Date, by the Disbursing Agent. Allowed Professional Fee Claims will be paid from the Professional Fee Reserve pursuant to Section 5.9(a) of the Plan. For the avoidance of doubt, any payments made by the Plan Administrator on account of Allowed Administrative Claims (other than Professional Fee Claims) will be paid solely from the Administrative and Priority Claims Reserve.

b.	Priority Tax Claims

A Priority Tax Claim means any Claim accorded priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

On the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim (or as soon as reasonably practicable thereafter), a Holder of an Allowed Priority Tax Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Tax Claim or (b) such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, will have agreed upon in writing. For the avoidance of doubt, any payments made by the Plan Administrator on account of Allowed Priority Tax Claims will be paid solely from the Administrative and Priority Claims Reserve.

2.	Unimpaired Claims

a.	Class 1: Priority Non-Tax Claims

A Priority Non-Tax Claim means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

On the later of (i) the Distribution Date or (ii) the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim (or as soon as reasonably practicable thereafter), a Holder of an Allowed Priority Non-Tax Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Non-Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Non-Tax Claim or (b) such other treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, will have agreed upon in writing.

b.	Class 2: Secured Claims

A Secured Claim means a Claim (a) that is secured by a Lien on property in which an Estate has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or (b) that is subject to setoff under section 553 of the Bankruptcy Code and such right of setoff has been asserted by the holder of such right prior to the Confirmation Date in a properly filed motion for relief from the automatic stay, to the extent of the value of the Claimholder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

On the later of (i) the Distribution Date or (ii) the date such Secured Claim becomes an Allowed Secured Claim (or as soon as reasonably practicable thereafter), a Holder of an Allowed Secured Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Secured Claim, (a) Cash equal to the value of such Allowed Secured Claim, (b) a return of the Collateral securing the Secured Claim, (c) such treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be rendered Unimpaired or (d) such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, will have agreed upon in writing.

Any Holder of a Secured Claim will retain its Lien in the Collateral or the proceeds of the Collateral (to the extent that such Collateral is sold by the Debtors or the Plan Administrator free and clear of such Lien) to the same extent and with the same priority as such Lien held as of Petition Date until such time as (A) the Holder of such Secured Claim (i) has been paid Cash equal to the value of its Allowed Secured Claim, (ii) has received a return of the Collateral securing the Secured Claim, (iii) has received such treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be rendered Unimpaired, or (iv) has been afforded such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, will have agreed upon in writing; or (B) such purported Lien has been determined by an order of the Court to be invalid or otherwise avoidable.

3.	Impaired Claims

a.	Class 3: 2016 Noteholder Claims

A 2016 Noteholder Claim means, individually, a Claim of a holder of the 2016 Notes arising under or as a result of such notes and, collectively, the Claims of all such holders arising under or as a result of such notes, which Claims will be deemed Allowed in the aggregate amount of $625,694,097.22 as of the Effective Date.

On the Distribution Date, and from time to time thereafter in accordance with the Plan, each Holder of an Allowed 2016 Noteholder Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed 2016 Noteholder Claim, (i) its Pro Rata share of 100% of the Valeant Shares (which will be distributed immediately upon the occurrence of the Effective Date) and (ii) its Pro Rata share of Available Cash in the amount necessary to provide such Holder its Pro Rata share of Total Distributable Value available to Holders of Class 3 Claims and Class 4 Claims, or (iii) such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, will have agreed upon in writing; provided, however, that each Holder of an Allowed 2016 Noteholder Claim will not receive an amount that exceeds 100% of the amount of such Allowed 2016 Noteholder Claim; provided further, however, if Distributions on account of Allowed Class 3 Claims can exceed 100% of the amount of such Allowed 2016 Noteholder Claim, any Pro Rata reduction will be made solely from Available Cash.

b.	Class 4: General Unsecured Claims

A General Unsecured Claim means a Claim against any or all of the Debtors that is not an Administrative Claim, Priority Tax Claim, Secured Claim, Priority Non-Tax Claim, Intercompany Claim, Subordinated Claim or 2016 Noteholder Claim.

On the Distribution Date, and from time to time thereafter in accordance with the Plan, each Holder of an Allowed General Unsecured Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed General Unsecured Claim, (i) its Pro Rata share of Total Distributable Value available to Holders of Class 3 and Class 4 Claims, solely in the form of Available Cash or (ii) such other lesser treatment as to which such Holder and the Debtors or the Plan Administrator, as applicable, will have agreed upon in writing; provided, however, that each Holder of an Allowed General Unsecured Claim will not receive an amount that exceeds 100% of the amount of such Allowed General Unsecured Claim.

c.	Class 5: Intercompany Claims

An Intercompany Claim means any Claim, if any, held by a Debtor against another Debtor, including, without limitation: (i) any account reflecting intercompany book entries by a Debtor with respect to another Debtor, (ii) any Claim not reflected in such book entries that is held by a Debtor against another Debtor, and (iii) any derivative Claim asserted by or on behalf of one Debtor against another Debtor.

In connection with, and as a result of, the substantive consolidation of the Debtors’ Estates and the Chapter 11 Cases, on the Effective Date, all Intercompany Claims will be eliminated and the Holders of Intercompany Claims will not be entitled to, and will not receive or retain, any property or interest in property on account of such Claims.

d.	Class 6: Subordinated Claims

A Subordinated Claim means any Claim subordinated pursuant to sections 510(b) or 510(c) of the Bankruptcy Code.

On the Effective Date, all Subordinated Claims will be eliminated and the Holders of Subordinated Claims will not be entitled to, and will not receive or retain, any property or interest in property on account of such Claims.

4.	Impaired Interests

a.	Class 7: Interests

Interest means the legal interests, equitable interests, contractual interests, equity interests or ownership interests, or other rights of any Person in the Debtors, including all capital stock, stock certificates, common stock, preferred stock, partnership interests, limited liability company or membership interests, rights, treasury stock, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtors, partnership interests in the Debtors’ stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights, subscription rights and liquidation preferences, puts, calls, awards or commitments of any character whatsoever relating to any such equity, common stock, preferred stock, ownership interests or other shares of capital stock of the Debtors or obligating the Debtors to issue, transfer or sell any shares of capital stock whether or not certificated, transferable, voting or denominated stock or a similar security.

On the Effective Date, the Interests will be deemed eliminated, cancelled and/or extinguished and each Holder thereof will not be entitled to, and will not receive or retain, any property under the Plan on account of such Interest.

5.	Unimpaired Interests

a.	Class 8: Intercompany Interests

Intercompany Interest means an Interest in a Debtor held by another Debtor.

On the Effective Date, the Intercompany Interests will be reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

6.	Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan, the Confirmation Order, any other order of the Court or any document or agreement enforceable pursuant to the terms of the Plan, nothing will affect the rights and defenses, both legal and equitable, of the Debtors and the Plan Administrator with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims and the rights to assert all Causes of Action against the holders of such Unimpaired Claims that the Debtors had immediately prior to the Petition Date as if the Chapter 11 Cases had not been commenced.

7.	Allowed Claims

Notwithstanding any provision in the Plan to the contrary, the Disbursing Agent will only make Distributions to Holders of Allowed Claims. No Holder of a Disputed Claim will receive any Distribution on account thereof until (and then only to the extent that) its Disputed Claim becomes an Allowed Claim. The Debtors and/or the Plan Administrator may, in their discretion, withhold Distributions otherwise due under the Plan to any Claimholder until the Claims Objection Deadline, to enable a timely objection thereto to be filed. Any Holder of a Claim that becomes an Allowed Claim after the Effective Date will receive its Distribution in accordance with the terms and provisions of the Plan.

8.	Special Provisions Regarding Insured Claims

Distributions under the Plan to each Holder of an Insured Claim will be in accordance with the treatment provided under the Plan for the Class in which such Insured Claim is classified; provided, however, that the maximum amount of any Distribution under the Plan on account of an Allowed Insured Claim will be limited to an amount equal to: (a) the applicable deductible or self-insured retention under the relevant insurance policy minus (b) any reimbursement obligations of the Debtors to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs); provided further, however, that, to the extent that a Claimholder has an Allowed Insured Claim, the amount of which exceeds the total coverage available from the relevant insurance policies of the Debtors, such Claimholder will have an Allowed General Unsecured Claim in the amount by which such Allowed Insured Claim exceeds the coverage available from the relevant Debtor’s insurance policies. Nothing in this Section will constitute a waiver of any Cause of Action the Debtors may hold against any Person, including the Debtors’ insurance carriers, or is intended to, will or will be deemed to preclude any Holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to any Distribution such Holder may receive under the Plan; provided, however, that the Debtors do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the Estates to which they are entitled.

The Plan will not expand the scope of, or alter in any other way, the obligations of the Debtors’ insurers under their policies, and the Debtors’ insurers will retain any and all defenses to coverage that such insurers may have. The Plan will not operate as a waiver of any other Claims the Debtors’ insurers have asserted or may assert in any Proof of Claim or the Debtors’ rights and defenses to such Proofs of Claim.

B.	Means for Implementation of the Plan

1.	Substantive Consolidation

a.	Consolidation of the Chapter 11 Estates

The Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors’ Estates and Chapter 11 Cases for all purposes, including voting, Distribution and Confirmation. On the Effective Date, (i) all Intercompany Claims, if any, between the Debtors will be eliminated, (ii) all assets and liabilities of the Affiliate Debtors will be merged or treated as if they were merged with the assets and liabilities of Dendreon, (iii) any obligation of a Debtor and any guarantee thereof by the other Debtor will be deemed to be one obligation of Dendreon, and any such guarantee will be eliminated, (iv) the issued and outstanding Intercompany Interests will be reinstated, (v) each Claim Filed or to be Filed against any Debtor will be deemed Filed only against Dendreon and will be deemed a single Claim against and a single obligation of Dendreon, and (vi) any joint or several liability of the Debtors will be deemed one obligation of Dendreon. On the Effective Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by one Debtor as to the obligations of another Debtor will be released and of no further force and effect.

The substantive consolidation effected pursuant to Section 5.1(a) of the Plan (x) will not affect the rights of any Holder of a Secured Claim with respect to the Collateral securing such Claims and (y) will not, and will not be deemed to, prejudice the Causes of Action and the Avoidance Actions (subject to the releases set forth in Section 10.4 of the Plan), which will survive entry of the Substantive Consolidation Order, as if there had been no substantive consolidation.

b.	Substantive Consolidation Order

The Plan will serve as, and will be deemed to be, a motion for entry of an order substantively consolidating the Debtors’ Chapter 11 Cases. If no objection to substantive consolidation is timely Filed and served by any Holder of an Impaired Claim affected by the Plan as provided in the Plan on or before the deadline to object to Confirmation of the Plan, or such other date as may be fixed by the Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be approved by the Court. If any such objections are timely Filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto will be scheduled by the Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

2.	Corporate Action

a.	Merger and Dissolution of Debtors

Immediately following the occurrence of the Effective Date, (a) the respective boards of directors of the Debtors will be terminated and the members of the boards of directors of the Debtors will be deemed to have resigned and (b) the Debtors will continue to exist as the Liquidating Debtors after the Effective Date in accordance with the laws of the State of Delaware and pursuant to their respective certificates of incorporation, by-laws, articles of formation, operating agreements, and other organizational documents in effect prior to the Effective Date, except to the extent such organizational documents are amended under the Plan, for the limited purposes of liquidating all of the assets of the Estates and making Distributions in accordance with the Plan.

On December 31, 2015 (the “Outside Date”), and without further order of the Court, the Affiliate Debtors will be deemed merged with and into Dendreon, without the necessity of any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; provided, however, that the Debtors, the Liquidating Debtors or the Plan Administrator may execute and file documents and take all other actions as they deem appropriate relating to the foregoing corporate actions under the laws of the State of Delaware and, in such event, all applicable regulatory or governmental agencies will take all steps necessary to allow and effect the prompt merger of the Affiliate Debtors as provided in the Plan, without the payment of any fee, Tax or charge and without need for the filing of reports or certificates.

Moreover, on and after the first day following the Outside Date, the Affiliate Debtors (i) will be deemed to have withdrawn their business operations from any state in which they were previously conducting, or are registered or licensed to conduct, their business operations, and will not be required to file any document, pay any sum or take any other action in order to effectuate such withdrawal, and (ii) will not be liable in any manner to any taxing or other authority for franchise, business, license or similar Taxes accruing on or after the Outside Date.

The Chapter 11 Cases of the Affiliate Debtors will be closed on the first day following the Effective Date upon submission of an appropriate order to the Court under certification of counsel, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Cases of the Affiliate Debtors will be brought or otherwise commenced in Dendreon’s Chapter 11 Case.

As soon as practicable after the Plan Administrator exhausts substantially all of the assets of the Debtors’ Estates by making the final Distribution of Cash under the Plan, the Plan Administrator will at the expense of the Debtors’ Estates (i) provide for the retention and storage of the books, records and files that will have been delivered to or created by the Plan Administrator until such time as all such books, records and files are no longer required to be retained under applicable law, and File a certificate informing the Court of the location at which such books, records and files are being stored; provided that any Tax records will be turned over to the Purchaser in accordance with the Asset Purchase Agreement no later than the issuance of the final decree in the Chapter 11 Cases; (ii) File a certification stating that the assets of the Debtors’ Estates have been exhausted and final Distributions of Cash have been made under the Plan; (iii) File the necessary paperwork in the state of Delaware to effectuate the dissolution of Dendreon in accordance with the laws of such jurisdiction; and (iv) resign as the sole shareholder, officer, director and manager, as applicable, of the Liquidating Debtors. Upon the Filing of the certificate described in clause (ii) of the preceding sentence, Dendreon will be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Liquidating Debtors or payments to be made in connection therewith other than the filing of a motion for final decree.

In furtherance of the liquidation of the Liquidating Debtors and as necessary to comply with section 8.1(h) of the Asset Purchase Agreement, a liquidating trust may be established pursuant to documentation, including a liquidating trust agreement, approved by the Liquidating Debtors, the Plan Administrator and the Oversight Committee, for the primary purpose of receiving assets of the Estates, continuing the wind down of such Estates in a commercially reasonable but expeditious manner, and distributing any such assets pursuant to this Plan, with no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to and consistent with, the liquidating purpose of the trust (any such trust, the “Liquidating Trust”).

If established, the Liquidating Trust will be structured to qualify as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, 1994-2 C.B. 684, and, thus, as a “grantor trust” within the meaning of Sections 671 through 679 of the Tax Code to the Holders of Claims, consistent with the terms of the Plan; provided, however, that the Plan Administrator in its role as liquidating trustee, after consultation with the Oversight Committee, may make an election under Treasury Regulations Section 1.468B-9(c)(2)(ii) to treat the Liquidating Trust (or any portion thereof) as a disputed ownership fund. Accordingly, unless an election is made to treat the Liquidating Trust as a disputed ownership fund, such Holders will be treated for U.S. federal income tax purposes, (i) as direct recipients of an undivided interest in the assets transferred to the Liquidating Trust and as having immediately contributed such assets to the Liquidating Trust, and (ii) thereafter, as the grantors and deemed owners of the Liquidating Trust and thus, the direct owners of an undivided interest in the assets held by the Liquidating Trust. All parties (including Claimholders) will report consistent with the valuation of the assets transferred to the Liquidating Trust as established by the Plan Administrator or its designee. The Plan Administrator will be deemed appointed in such instance pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to handle all of the Debtors’ tax matters, including without limitation, the filing of all tax returns, and the handling of tax audits and proceedings, of the Debtors. The liquidating trustee will be responsible for filing information on behalf of the Liquidating Trust as grantor trust pursuant to Treasury Regulation Section 1.671-4(a) or as a disputed ownership fund.

b.	Certificate of Incorporation and By-laws

The certificate and articles of incorporation and by-laws of each Debtor will be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and will include, among other things, a provision (a) prohibiting the issuance of non-voting equity securities under section 1123(a)(6) of the Bankruptcy Code and (b) limiting the activities of the Liquidating Debtors to matters authorized under the Plan. The amended certificate of incorporation and by-laws of each Debtor will be reasonably acceptable to the Committee, the Deerfield Requisite Supporting Noteholders and the Unaffiliated Requisite Supporting Noteholders and will be Filed on or before the date of the Confirmation Hearing.

c.	Cancellation of Existing Securities and Agreements

Except as otherwise provided in the Plan, and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article III of the Plan, any promissory notes, share certificates, whether for preferred or common stock (including treasury stock), other instruments evidencing any Claims or Interests, other than a Claim or Interest that is being reinstated and rendered unimpaired, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests will be deemed cancelled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors under the notes, share certificates and other agreements and instruments governing such Claims and Interests will be discharged; provided, however, that certain instruments, documents and credit agreements related to Claims will continue in effect solely for the purposes of allowing the agents to make distributions to the beneficial holders and lenders thereunder. The holders of or parties to such cancelled notes, share certificates and other agreements and instruments will have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

The Final Order Pursuant to Bankruptcy Code Sections 105(a), 362(a)(3) and 541 and Bankruptcy Rule 3001 Establishing Notice and Hearing Procedures for Trading in Equity Securities in Debtors [Docket No. 162], entered on December 9, 2014, will remain in full force and effect on and after the Effective Date to enforce any violations of such order that occurred prior to the Effective Date.

Notwithstanding anything to the contrary in the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article III of the Plan, the 2016 Notes Indenture will be cancelled except to the extent required for the purposes of permitting the 2016 Notes Trustee to enforce its right to compensation and related lien rights under section 6.07 of the 2016 Notes Indenture, subject to Section 5.14 of the Plan.

d.	No Further Action

Each of the matters provided for under the Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors will, as of the Effective Date, be deemed to have occurred and be effective as provided in the Plan, and will be authorized and approved in all respects without any requirement of further action by any Person, including but not limited to, the Plan Administrator, Holders of Claims or Interests against or in the Debtors, or directors or officers of the Debtors, as permitted by section 303 of the Delaware General Corporation Law.

e.	Effectuating Documents

Prior to the Effective Date, any appropriate officer of Dendreon or the Affiliate Debtors, as the case may be, will be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary of Dendreon or the Affiliate Debtors, as the case may be, will be authorized to certify or attest to any of the foregoing actions.

f.	Directors and Officers; Further Transactions

Immediately upon the occurrence of the Effective Date, the Plan Administrator will serve as the sole shareholder, officer, director or manager of each of the Liquidating Debtors. The Plan Administrator will be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

3.	Compliance with the Asset Purchase Agreement

Notwithstanding anything in the Plan to the contrary, nothing in the Plan will eliminate any post-closing obligations of the Debtors under the Asset Purchase Agreement, including, without limitation, that (i) the Valeant Shares may be distributed proportionately solely to the Holders of the Allowed 2016 Noteholder Claims provided that the total amount of Allowed General Unsecured Claims does not exceed $200 million, and (ii) Dendreon will liquidate as determined for U.S. federal income tax purposes no later than December 31, 2015.

4.	Privilege Matters

a.	Legal Representation of the Debtors and Committee After the Effective Date

Upon the Effective Date, the attorney-client relationship between (i) the Debtors and their current counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and (ii) the Committee and its current counsel, Sullivan & Cromwell LLP, and Young Conaway Stargatt & Taylor, LLP, will be deemed terminated. No successor to the Debtors and/or the Committee, whether under the Plan or otherwise, including but not limited to the Liquidating Debtors and the Plan Administrator, will be deemed to succeed to the attorney-client relationship that currently exists between the Debtors and its counsel and the Committee and its counsel. Subject only to the applicable ethical rules governing attorneys, their receipt of confidential information and their relationship with former clients, current counsel for the Debtors or the Committee will not be precluded from representing any party in any action that might be brought by or against the Liquidating Debtors and/or the Plan Administrator.

b.	Transfer of Evidentiary Privileges; Document Requests

On the Effective Date, the Liquidating Debtors and the Plan Administrator will succeed to the evidentiary privileges, including attorney-client privilege, formerly held by the Debtors.

Accordingly, to the extent that documents are requested from current counsel to the Debtors by any Person, after the Effective Date, only the Liquidating Debtors and the Plan Administrator will have the ability to waive such attorney-client or other privileges. In addition, current counsel to the Debtors will have no obligation to produce any documents currently in their possession as a result of or arising in any way out of their representation of the Debtors unless (i) the Person requesting such documents serves their request on the Plan Administrator; (ii) the Plan Administrator consents in writing to such production and any waiver of the attorney-client or other privilege such production might cause; and (iii) the Plan Administrator or the Person requesting such production, agrees to pay the reasonable costs and expenses incurred by current counsel for the Debtors in connection with such production.

5.	Dissolution of the Committee

The Committee will continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and will perform such other duties as it may have been assigned by the Court prior to the Effective Date. On the Effective Date, the Committee will be dissolved and its members will be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Committee’s attorneys, financial advisors and other agents will terminate, except with respect to (i) all Professional Fee Claims and (ii) any appeals of the Confirmation Order. All expenses of Committee members and the reasonable fees and expenses of the Committee’s Professionals through the Effective Date will be paid in accordance with the terms and conditions of the Professional Fee Order and/or the Plan, as applicable. Professionals employed by the Committee will be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities, including the preparation, filing and prosecution of final fee applications.

6.	The Plan Administrator

a.	Appointment of the Plan Administrator

From and after the Effective Date, a Person or Entity to be designated by the Debtors, and subject to the consent of the Deerfield Requisite Supporting Noteholders, the Unaffiliated Requisite Supporting Noteholders, and the Committee, which consent will not be unreasonably withheld, will serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan, until the resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement and the Plan. The Debtors will file a notice on a date that is not less than ten (10) days prior to the hearing to consider confirmation of the Plan designating the Person who it has selected as Plan Administrator. The appointment of the Plan Administrator will be approved in the Confirmation Order, and such appointment will be as of the Effective Date. The Plan Administrator will have and perform all of the duties, responsibilities, rights and obligations set forth in the Plan and Plan Administrator Agreement.

b.	The Plan Administrator Agreement

Prior to or on the Effective Date, the Debtors will execute a Plan Administrator Agreement in substantially the same form as set forth in Exhibit A to the Plan, which will be reasonably acceptable to the Deerfield Requisite Supporting Noteholders, the Unaffiliated Requisite Supporting Noteholders, and the Committee. Any nonmaterial modifications to the Plan Administrator Agreement made by the Debtors, and reasonably acceptable to the Deerfield Requisite Supporting Noteholders, the Unaffiliated Requisite Supporting Noteholders, and the Committee, prior to the Effective Date are deemed ratified by the Plan. The Plan Administrator Agreement will contain provisions permitting the amendment or modification of the Plan Administrator Agreement necessary to implement the provisions of the Plan.

c.	Rights, Powers and Duties of the Liquidating Debtors and the Plan Administrator

The Liquidating Debtors will retain and have all the rights, powers and duties necessary to carry out its responsibilities under the Plan. Such rights, powers and duties, which will be exercisable by the Plan Administrator on behalf of the Liquidating Debtors and the Estates pursuant to the Plan and the Plan Administrator Agreement, will include, among others, (i) investigating and, if appropriate, pursuing Causes of Action, (ii) administering and pursuing the Liquidating Debtors’ assets, (iii) resolving all Disputed Claims and any Claim objections pending as of the Effective Date and (iv) making Distributions to Holders of Allowed Claims as provided for in the Plan.

d.	Compensation of the Plan Administrator

The Plan Administrator will be compensated from the Wind-down Reserve pursuant to the terms of the Plan Administrator Agreement. Any professionals retained by the Plan Administrator will be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Wind-down Reserve. The payment of the fees and expenses of the Plan Administrator and its retained professionals will be made in the ordinary course of business and will not be subject to the approval of the Court; provided, however, that any disputes related to such fees and expenses will be brought before the Court.

e.	Indemnification

The Liquidating Debtors will indemnify and hold harmless (i) the Plan Administrator (in its capacity as such and as officer and director of the Liquidating Debtors), (ii) such individuals that may serve as officers and directors of the Liquidating Debtors, if any, and (iii) the Plan Administrator Professionals (collectively, the “Indemnified Parties”), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than acts or omissions resulting from such Indemnified Party’s willful misconduct or gross negligence, with respect to the Liquidating Debtors or the implementation or administration of the Plan or Plan Administrator Agreement. To the extent an Indemnified Party asserts a claim for indemnification as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the asserted right of indemnification will be advanced to such Indemnified Party (and such Indemnified Party undertakes to repay such amounts if it ultimately will be determined that such Indemnified Party is not entitled to be indemnified therefore) out of the Wind-down Reserve or any insurance purchased using the Wind-down Reserve. The indemnification provisions of the Plan Administrator Agreement will remain available to and be binding upon any former Plan Administrator or the estate of any decedent of the Plan Administrator and will survive the termination of the Plan Administrator Agreement.

f.	Insurance

The Plan Administrator will be authorized to obtain and pay for out of the Wind-down Reserve all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, and the Liquidating Debtors, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of the Liquidating Debtors or their Estates and (ii) the liabilities, duties and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors under the Plan Administrator Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may remain in effect for a reasonable period of time as determined by the Plan Administrator after the termination of the Plan Administrator Agreement.

g.	Revesting of Assets.

Except as expressly provided elsewhere in the Plan, on the Effective Date, the property of each Debtor’s Estate, if any, will revest in the applicable Liquidating Debtor.

7.	Distributions to Holders of 2016 Noteholder Claims and General Unsecured Claims

a.	Initial Distributions

On the Distribution Date, the Plan Administrator will make, or will make adequate reserves in the Disputed Claims Reserve for, the Distributions required to be made under the Plan to Holders of Allowed 2016 Noteholder Claims and Allowed General Unsecured Claims. The Disbursing Agent will not make any Distributions to the Holders of Allowed 2016 Noteholder Claims or Allowed General Unsecured Claims unless the Plan Administrator retains and reserves in the Disputed Claims Reserve such amounts as are required under Section 6.9(c) of the Plan.

b.	Interim Distributions

The Disbursing Agent will make interim Distributions of Cash in accordance with the Plan (i) to Holders of Allowed 2016 Noteholder Claims and Allowed General Unsecured Claims at least once each three-month period, unless the aggregate amount of such Distributions, except for the last anticipated Distributions, is $100,000.00 or less, or an amount as modified prior to the Effective Date by the Debtors, subject to the consent of the Deerfield Requisite Supporting Noteholders, the Unaffiliated Requisite Supporting Noteholders and the Committee, which consent will not be unreasonably withheld, and (ii) from the Disputed Claims Reserve as Disputed General Unsecured Claims become Allowed Claims.

c.	Final Distributions

The Liquidating Debtors will be dissolved and their affairs wound up and the Plan Administrator will make the final Distributions on the date when, (A) in the reasonable judgment of the Plan Administrator, substantially all of the assets of the Liquidating Debtors have been liquidated and there are no substantial potential sources of additional Cash for Distribution, and (B) there remain no substantial Disputed Claims. The date on which the Plan Administrator determines that all obligations under the Plan and Plan Administrator Agreement have been satisfied is referred to as the “Plan Termination Date.” On the Plan Termination Date, the Plan Administrator will, to the extent not already done, request that the Court enter an order closing the Chapter 11 Cases.

Upon dissolution of the Liquidating Debtors in accordance with Section 5.2(a) of the Plan, if the Plan Administrator reasonably determines that any remaining assets of the Liquidating Debtors are insufficient to render a further distribution practicable, or exceed the amounts required to be paid under the Plan, the Plan Administrator will transfer such remaining funds to a charitable institution selected by the Plan Administrator, which charitable institution will be qualified as a not-for-profit corporation under applicable federal and state laws.

8.	Limited Release of Liens

On the Effective Date, all mortgages, deeds of trust, liens or other security interests against property of the Estates will be released, subject to the requirements of Section 3.2(b) of the Plan.

9.	Accounts and Reserves

a.	Professional Fee Reserve

On or before the Effective Date, the Debtors will create and fund the Professional Fee Reserve in Cash in the Amount of the Professional Fee Estimate. Subject to Section 5.9(e) of the Plan, the Cash so transferred will not be used for any purpose other than to pay Allowed Professional Fee Claims and Supporting Noteholders Professional Fee Claims, and no payments on account of such claims will be made from any source other than the Professional Fee Reserve. The Plan Administrator (i) will segregate and will not commingle the Cash held in the Professional Fee Reserve, (ii) subject to the terms and conditions of the Plan, will pay each Professional Fee Claim of a Professional employed by the Debtors or the Committee, on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim, upon entry of a Final Order allowing such Claim and (iii) will pay the Supporting Noteholders Professional Fee Claims upon satisfaction of the conditions to payment provided under the PSA Order. After all Professional Fee Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Plan Administrator, any remaining Cash in the Professional Fee Reserve will be transferred to the Administrative and Priority Claims Reserve until such time as all Administrative Claims (except Professional Fee Claims), Priority Tax Claims and Priority Non-Tax Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Plan Administrator, then such remaining Cash, if any, will be available for Pro Rata distribution to Holders of Allowed Class 3 Claims and Allowed Class 4 Claims. Only Professionals employed in the Chapter 11 Cases by the Debtors or the Committee and the Supporting Noteholders Professionals will be entitled to payment from the Professional Fee Reserve. For the avoidance of doubt, the Supporting Noteholders Professionals will not be required to file final fee applications and will only be required to meet the conditions necessary to payment as set forth in the PSA Order.

The Professionals employed by the Debtors and the Committee, as applicable, the Supporting Noteholders and the 2016 Notes Trustee, will be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities, including the preparation, filing and prosecution of final fee applications (if applicable), upon the submission of redacted invoices to the Plan Administrator for payment from the Professional Fee Reserve. Any Supporting Noteholders Professional that serves as a member of the Oversight Committee will be entitled to such post-Effective Date fees and expenses incurred for serving in such capacity and, separately, in its capacity as a Supporting Noteholders Professional; provided, however, that in no event will any such Supporting Noteholders Professional be entitled to receive fees and expenses in more than one such capacity on account of any given efforts. Any time or expenses incurred in the preparation, filing and prosecution of final fee applications will be disclosed by each Professional in its final fee application and will be subject to approval of the Court.

b.	Administrative and Priority Claims Reserve

On or before the Effective Date, the Debtors will create and fund the Administrative and Priority Claims Reserve in Cash in the Amount of the Administrative and Priority Claims Estimate. The Cash so transferred will not be used for any purpose other than to pay Allowed Administrative Claims (except Professional Fee Claims, which will be paid from the Professional Fee Reserve), Priority Tax Claims and Priority Non-Tax Claims, and, subject to Section 5.9(e), no payments on account of the foregoing claims will be made from any source other than the Administrative and Priority Claims Reserve. The Plan Administrator (i) will segregate and will not commingle the Cash held in the Administrative and Priority Claims Reserve and (ii) will pay each Administrative Claim (except Professional Fee Claims, which will be paid from the Professional Fee Reserve), Priority Tax Claim and Priority Non-Tax Claim, on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim. After all Administrative Claims (including Professional Fee Claims), Priority Tax Claims and Priority Non-Tax Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Plan Administrator, any remaining Cash in the Administrative and Priority Claims Reserve will be available for Pro Rata distribution to Holders of Allowed Class 3 Claims and Allowed Class 4 Claims.

c.	Disputed Claims Reserve

On or before the Effective Date, the Debtors will create and fund the Disputed Claims Reserve in Cash in the amount of the Disputed Claims Estimate. Subject to Section 5.9(e) of the Plan, no payments made on account of Disputed General Unsecured Claims that become Allowed Claims after the Effective Date will be made from any source other than the Disputed Claims Reserve.

d.	Wind-down Reserve

On or before the Effective Date, the Debtors will create and fund the Wind-down Reserve in Cash in the amount of the Wind-down Budget. Subject to Section 5.9(e) of the Plan, no payments to the Plan Administrator and Plan Administrator Professionals will be made from any source other than the Wind-down Reserve. Any recovery from Causes of Action will be deposited by the Plan Administrator into the Wind-down Reserve.

e.	Other Reserves and Modifications to Reserves

Subject to and in accordance with the provisions of the Plan Administrator Agreement and the Wind-down Budget, the Plan Administrator may establish and administer any other necessary reserves that may be required under the Plan or Plan Administrator Agreement, subject to the consent of the Deerfield Requisite Supporting Noteholders, the Unaffiliated Requisite Supporting Noteholders and the Committee prior to the Effective Date, or the Oversight Committee on and after the Effective Date, which consent will not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Plan, the Plan Administrator may, in consultation with the Oversight Committee, make transfers of money between the reserves established under the Plan to satisfy Claims and other obligations in accordance with the Plan and the Wind-down Budget.

10.	Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents without the payment of any such tax or governmental assessment.

11.	Exemption from Securities Laws

As provided in the Solicitation Procedures Order, the offer and sale of the Valeant Shares pursuant to the Plan is exempt from the registration requirements of the Securities Act and similar state and local statutes pursuant and subject to section 1145 of the Bankruptcy Code. The Debtors are authorized to offer the Valeant Shares pursuant to the safe harbor contained in section 1125(e) of the Bankruptcy Code. The Valeant Shares may be resold by the holders thereof without restriction except to the extent that any such holder is deemed to be (i) an underwriter as defined in section 1145(b)(1) of the Bankruptcy Code, (ii) an issuer or an affiliate of an issuer, or (iii) a dealer.

12.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates will retain all of the Causes of Action, a nonexclusive list of which is set forth on Exhibit C, annexed to the Plan. The Plan Administrator, on behalf of the Liquidating Debtors, may enforce all rights to commence and pursue, as appropriate, the Causes of Action, and the Plan Administrator’s rights to commence, prosecute or settle such Causes of Action will be preserved notwithstanding the occurrence of the Effective Date or the dissolution of the Debtors. The Plan Administrator expressly reserves all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Court order, the Plan Administrator expressly reserves all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppels (judicial, equitable or otherwise) or laches, will apply to such Causes of Action upon, after or as a consequence of the Confirmation or Consummation. For the avoidance of doubt, the Plan Administrator will waive and will not commence, pursue or prosecute claims, if any, pursuant to section 547 of the Bankruptcy Code against any non-Insiders of the Debtors.

The Plan Administrator will be authorized to (i) enforce, (ii) prosecute, and (iii) settle or compromise (subject to the consent of the Oversight Committee for settlements in the amount of $[—] and above) the Causes of Action. The Plan Administrator may pursue such Causes of Action, with the consent of the Oversight Committee, which consent will not be unreasonably withheld, in accordance with the obligations of the Plan and the best interests of all of the beneficiaries of the Plan. The method of distribution of the Estates’ assets pursuant to the Plan will not, and will not be deemed to, prejudice the Causes of Action, which will survive entry of the Confirmation Order for the beneficiaries of the Plan. At any time after the Confirmation Date and before the Effective Date, notwithstanding anything in the Plan to the contrary, the Debtors may settle any or all of the Causes of Action with the approval of the Court pursuant to Fed. R. Bankr. P. 9019.

The Debtors have not conducted an investigation into the Causes of Action. Accordingly, in considering the Plan, each party in interest should understand that any and all Causes of Action that may exist against such Person or Entity may be pursued by the Plan Administrator, regardless of whether, or the manner in which, such Causes of Action are listed on Exhibit C to the Plan or described in the Plan. The failure of the Debtors to list a claim, right, cause of action, suit or proceeding on Exhibit C to the Plan will not constitute a waiver or release by the Debtors or their Estates of such claim, right of action, suit or proceeding.

The substantive consolidation of the Debtors and their Estates pursuant to the Confirmation Order and Section 5.1 of the Plan will not, and will not be deemed to, prejudice any of the Causes of Action, which will survive entry of the Confirmation Order for the benefit of the Debtors and their Estates, and, upon the Effective Date, for the benefit of the Liquidating Debtors.

13.	Effectuating Documents; Further Transactions

The Plan Administrator, subject to the terms and conditions of the Plan and the Plan Administrator Agreement, will be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the conveyance and transfer of assets and liabilities provided for by the Asset Purchase Agreement.

14.	2016 Notes Trustee Fee Claims

The Debtors or the Liquidating Debtors, on the Effective Date to the extent invoiced, or as soon as reasonably practicable following receipt of redacted invoices post-Effective Date (which invoices will also be provided to the Supporting Noteholders and the Committee), will pay the 2016 Notes Trustee Fee Claims incurred through the Effective Date; provided, however, if the Debtors, the Liquidating Debtors, the Committee or the Supporting Noteholders, as applicable, and the 2016 Notes Trustee cannot agree with respect to the reasonableness of the fees and expenses to be paid, the Debtors or the Liquidating Debtors, as applicable, will (i) pay the undisputed portion of any invoices submitted with respect to 2016 Notes Trustee Fee Claims, (ii) place the disputed amounts of any such invoices in escrow, and (iii) notify the 2016 Notes Trustee of any dispute within ten (10) days after the presentation of such invoices. After the parties have attempted in good faith to resolve any such dispute for at least fifteen (15) days after the notification of the dispute, the 2016 Notes Trustee may submit such dispute for resolution to the Court; provided, however, that the Court’s review will be limited to a determination under the reasonableness standard in accordance with the 2016 Notes Indenture. Nothing in the Plan (including, without limitation, any release, discharge or injunction provided under the Plan) will impair, waive, discharge or negatively affect any charging lien for any fees, costs and expenses not paid pursuant to the Plan and otherwise claimed by the 2016 Notes Trustee in accordance with the 2016 Notes Indenture.

15.	Oversight Committee

As of the Effective Date, a post-confirmation committee (the “Oversight Committee”) will be formed. The members of the Oversight Committee will be identified in the Plan Supplement or the Confirmation Order. After the Effective Date, the Plan Administrator will consult with the Oversight Committee regarding (i) Causes of Action and Disputed Claims for which the Plan Administrator proposes a settlement in the amount of $[—] and above) and (ii) the disposition of property of the Debtors and the Liquidating Debtors for $[—] and above in accordance with the terms of the Plan and the Plan Administrator Agreement.

The compensation of the members of the Oversight Committee will be provided in the Plan Supplement.

C.	Provisions Governing Distributions

1.	Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided in the Plan or as ordered by the Court, all Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date will be made on the Distribution Date by the Disbursing Agent in accordance with Section 5.7(a) of the Plan; provided that the Pro Rata Distribution of the Valeant Shares to the Holders of Allowed 2016 Noteholder Claims will be made immediately upon the occurrence of the Effective Date. Distributions on account of Claims that first become Allowed Claims after the Effective Date will be made pursuant to the terms and conditions of the Plan. Notwithstanding any other provision of the Plan to the contrary, no Distribution will be made on account of any Allowed Claim or portion thereof that (i) has been satisfied after the Petition Date; (ii) is listed in the Schedules as contingent, unliquidated, disputed or in a zero amount, and for which a Proof of Claim has not been timely filed; or (iii) is evidenced by a Proof of Claim that has been amended by a subsequently filed Proof of Claim.

2.	Disbursing Agent

The Disbursing Agent will make all Distributions required under the Plan, subject to the terms and provisions of the Plan. If the Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent will receive, without further Court approval, reasonable compensation from the Wind-down Reserve for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses. No Disbursing Agent will be required to give any bond or surety or other security for the performance of its duties. The Disbursing Agent will be authorized and directed to rely upon the Debtors’ Books and Records and the Plan Administrator’s representatives and professionals in determining Allowed Claims not entitled to Distributions under the Plan in accordance with the terms and conditions of the Plan. Class 3 Distributions of the Valeant Shares on account of the Allowed 2016 Noteholder Claims will be made immediately upon the occurrence of the Effective Date to such Holders.

3.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

a.	Delivery of Distributions in General

Distributions to Holders of Allowed Claims will be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, after sufficient evidence of such addresses as may be requested by the Disbursing Agent is provided, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, (d) at the addresses set forth in the other records of the Debtors or the Disbursing Agent at the time of the Distribution or (e) in the case of the Holder of a Claim that is governed by an agreement and is administered by an agent or servicer, at the addresses contained in the official records of such agent or servicer.

In making Distributions under the Plan, the Disbursing Agent may rely upon the accuracy of the Claims register maintained by the Claims Agent in the Chapter 11 Cases, as modified by any Final Order of the Court disallowing Claims in whole or in part.

b.	Undeliverable and Unclaimed Distributions

If the Distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further Distributions will be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder’s then-current address and such Holder provides sufficient evidence of such address as may be requested by the Disbursing Agent, at which time all missed Distributions will be made to such Holder without interest, subject to the time limitations set forth below. Amounts in respect of undeliverable Distributions made by the Disbursing Agent will be returned to the Disbursing Agent until such Distributions are claimed. The Disbursing Agent will segregate and, with respect to Cash, deposit in a segregated account designated as an unclaimed Distribution reserve undeliverable and unclaimed Distributions for the benefit of all such similarly-situated Persons until such time as a Distribution becomes deliverable or is claimed, subject to the time limitations set forth below.

Any Holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed Distribution within ninety (90) days after the date such Distribution was returned undeliverable will be deemed to have forfeited its Claim for such undeliverable or unclaimed Distribution and will be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed Distribution against the Debtors and their Estates, the Liquidating Debtors, the Plan Administrator, and their respective agents, attorneys, representatives, employees or independent contractors, and/or any of its or their property. In the case of undeliverable or unclaimed Distributions on account of Administrative Claims, Priority Tax Claims or Priority Non-Tax Claims, any Cash otherwise reserved for undeliverable or unclaimed Distributions will revert to the Administrative and Priority Claims Reserve. In the case of undeliverable or unclaimed Distributions on account of Allowed General Unsecured Claims, any Cash otherwise reserved for undeliverable or unclaimed Distributions will revert to the Disputed Claims Reserve, and all title to and all beneficial interests in the Available Cash represented by any such undeliverable Distributions will revert to and/or remain in the Liquidating Debtors and will be distributed in accordance with the Plan. The reversion of such Cash to the Administrative and Priority Claims Reserve or the Disputed Claims Reserve, as applicable, will be free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary and will be treated in accordance with the terms of the Plan. Nothing contained in the Plan or the Plan Administrator Agreement will require the Debtors, the Liquidating Debtors, the Plan Administrator, or any Disbursing Agent to attempt to locate any Holder of an Allowed Claim.

This Article IVC.3.b of the Disclosure Statement and Section 6.3(b) of the Plan are not applicable to the 2016 Notes Trustee or the holders of the 2016 Notes.

4.	Prepayment

Except as otherwise provided in the Plan or in the Confirmation Order, the Debtors or the Plan Administrator, on behalf of the Liquidating Debtors, as applicable, will have the right to prepay, without penalty, all or any portion of an Allowed Administrative Claim, Allowed Priority Tax Claim, Allowed Priority Non-Tax Claim or Allowed Secured Claim at any time.

5.	Means of Cash Payment

Cash payments made pursuant to the Plan will be in U.S. dollars and will be made at the option and in the sole discretion of the Disbursing Agent by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Disbursing Agent. In the case of foreign creditors, Cash payments may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular jurisdiction.

6.	Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest will not accrue or be paid on any Claims, and no Claimholder will be entitled to interest accruing on or after the Petition Date on any Claim. Interest will not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

7.	Withholding and Reporting Requirements

In connection with the Plan and all Distributions thereunder, the Disbursing Agent or the Plan Administrator, as applicable, on behalf of the Liquidating Debtors, is authorized to take any and all actions that may be necessary or appropriate to comply with all withholding, payment and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all Allowed Claims and Distributions under the Plan will be subject to any such withholding and reporting requirements. The Disbursing Agent or the Plan Administrator, as applicable, on behalf of the Liquidating Debtors, will be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding, payment and reporting requirements. All Holders of Claims will be required to provide any information necessary to allow the Plan Administrator to comply with all withholding, payment and reporting requirements with respect to such Taxes. The Disbursing Agent or the Plan Administrator will withhold the full amount required by law on any Distribution on account of any Holder of an Allowed Claim that fails to timely provide to the Disbursing Agent or the Plan Administrator the required information.

8.	Setoffs

Subject to the terms and conditions of the Plan Administrator Agreement, the Debtors and/or the Plan Administrator may, but will not be required to, set off against any Claim and the payments or other Distributions to be made under the Plan on account of the Claim, claims of any nature whatsoever that the Debtors may have against the Holder thereof, provided that any such right of setoff that is exercised will be allocated, first, to the principal amount of the related Claim, and thereafter to any interest portion thereof, but neither the failure to do so nor the allowance of any Claim under the Plan will constitute a waiver or release by the Debtors, the Liquidating Debtors or the Plan Administrator of any such claim that the Debtors may have against such Holder.

9.	Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims

a.	Objection Deadline; Prosecution of Objections

Except as set forth in the Plan with respect to Professional Fee Claims, all objections to Claims must be filed and served on the Holders of such Claims by the Claims Objection Deadline, as the same may be extended by the Court. If an objection has not been filed to a Proof of Claim or the Schedules have not been amended with respect to a Claim that (i) was Scheduled by the Debtors but (ii) was not Scheduled as contingent, unliquidated and/or disputed, by the Claims Objection Deadline, as the same may be extended by order of the Court, the Claim to which the Proof of Claim or Scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been Allowed earlier. Notice of any motion for an order extending the Claims Objection Deadline will be required to be given only to those persons or entities that have requested notice in the Chapter 11 Cases in accordance with Bankruptcy Rule 2002.

Notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, on and after the Effective Date, the Plan Administrator will have the authority to: (1) file, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Court, subject to the consent of the Oversight Committee for proposed settlements in the amount of $[—] and above, which consent will not be unreasonably withheld; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Court; provided, however, that the objection to and settlement of Professional Fee Claims will not be subject to Section 6.9(a) of the Plan, but rather will be governed by Section 9.1(a) of the Plan. In the event that any objection filed by the Debtors or the Committee remains pending as of the Effective Date, the Plan Administrator will be deemed substituted for the Debtors or the Committee, as applicable, as the objecting party.

The Plan Administrator will be entitled to assert all of the Debtors’ rights, claims, defenses, offsets, rights of recoupment, setoffs, rights of disallowance, subrogation, recharacterization and/or equitable subordination and counter-claims with respect to Claims.

b.	No Distributions Pending Allowance

Notwithstanding any other provision of the Plan or the Plan Administrator Agreement, no payments or Distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim. To the extent that a Claim is not a Disputed Claim but is held by a Holder that is or may be liable to the Debtors or the Liquidating Debtors on account of a Cause of Action, no payments or Distributions will be made with respect to all or any portion of such

Claim unless and until such Claim and liability have been settled or withdrawn or have been determined by Final Order of the Court or such other court having jurisdiction over the matter.

c.	Disputed Claims Reserve

On the Distribution Date and on each subsequent Periodic Distribution Date, the Plan Administrator will withhold on a Pro Rata basis from property that would otherwise be distributed to Holders of 2016 Noteholder Claims and Holders of General Unsecured Claims entitled to Distributions under the Plan on such date, in a separate Disputed Claims Reserve, such amounts or property as may be necessary to equal one hundred percent (100%) of Distributions to which Holders of such Disputed General Unsecured Claims would be entitled under the Plan if such Disputed General Unsecured Claims were allowed in their Disputed Claim Amounts. The Plan Administrator may request, if necessary, estimation for any Disputed General Unsecured Claim that is contingent or unliquidated, or for which the Plan Administrator determines to reserve less than the Face Amount. The Plan Administrator will withhold the applicable Disputed Claim Amounts with respect to such Claims based upon the estimated amount of each such Claim as estimated by the Court. If practicable, the Plan Administrator will invest any Cash that is withheld as the Disputed Claims Reserve in an appropriate manner to ensure the safety of the investment, in accordance with the Plan Administrator Agreement. Nothing in the Plan, the Disclosure Statement or the Plan Administrator Agreement will be deemed to entitle the Holder of a Disputed General Unsecured Claim to postpetition interest on such Claim.

d.	Distributions After Allowance or Disallowance

Payments and Distributions to Holders of Disputed Claims that ultimately become Allowed Claims will be made in accordance with provisions of the Plan that govern Distributions to Holders of 2016 Noteholder Claims and Allowed General Unsecured Claims and Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims. The Plan Administrator will no longer reserve for and will distribute to the Holders of Allowed Class 3 Claims and Allowed Class 4 Claims, on the next Periodic Distribution Date and pursuant to the Plan, their Pro Rata shares of the funds held in the Disputed Claims Reserve on account of any Disputed General Unsecured Claim that becomes a Disallowed Claim.

e.	De Minimis Distributions

The Plan Administrator will not be required to make any distributions to Holders of Allowed Claims (other than Priority Tax Claims or Administrative Claims) aggregating less than fifty dollars ($50.00). Cash that otherwise would be payable under the Plan to Holders of Allowed General Unsecured Claims but for Section 6.9(e) of the Plan will be available for Distributions to Holders of Allowed Class 3 Claims and Allowed Class 4 Claims. Subject to Section 5.9(e) of the Plan, Cash that otherwise would be payable under the Plan to Holders of Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims but for Section 6.9(e) of the Plan will remain in the Administrative and Priority Claims Reserve until such time as all such Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid.

f.	Fractional Dollars

Any other provision of the Plan notwithstanding, the Disbursing Agent will not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

g.	Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a Distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution will, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

h.	Distribution Record Date

The Disbursing Agent will have no obligation to recognize the transfer of or sale of any participation in any Allowed Claim that occurs after the close of business on the Distribution Record Date. Instead, the Disbursing Agent will be entitled to recognize and deal for all purposes under the Plan with only those record Holders stated on the official Claims register or the Debtors’ Books and Records, as applicable, as of the close of business on the Distribution Record Date.

D.	Treatment of Executory Contracts and Unexpired Leases

1.	Rejected Contracts and Leases

Except as otherwise provided in the Plan, the Sale Order, or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, each of the Executory Contracts and Unexpired Leases to which any Debtor is a party will be deemed automatically rejected by the applicable Debtor as of the Effective Date, unless such contract or lease (i) previously has been assumed or rejected by the Debtors, (ii) expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume or reject pending before the Court as of the Confirmation Date or (iv) is identified on Exhibit B hereto as a contract to be assumed; provided, however, that nothing contained in the Plan will constitute an admission by any Debtor that any such contract or lease is an Executory Contract or Unexpired Lease or that any Debtor or its successors and assigns has any liability thereunder; and, provided further, that the Debtors reserve their right, at any time before the Confirmation Date, to assume any Executory Contract or Unexpired Lease that was not already rejected prior to the Confirmation Date. The Confirmation Order will constitute an order of the Court approving the rejections described in Section 7.1 of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

2.	Rejection Damages Bar Date

If the rejection of an Executory Contract or Unexpired Lease pursuant to Section 7.1 of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the applicable Debtor or its Estate, the Liquidating Debtors or their respective successors or properties unless a Proof of Claim is filed with the Court and served on counsel for the Plan Administrator within thirty (30) days after service of notice of entry of the Confirmation Order.

3.	Assumed Contracts and Leases

Except as otherwise provided in the Confirmation Order, the Plan, the Plan Administrator Agreement or any other document entered into after the Petition Date or in connection with the Plan, the Confirmation Order will constitute an order under Bankruptcy Code section 365 assuming, as of the Effective Date, those contracts listed on Exhibit B to the Plan; provided, however, that the Debtors may amend such Exhibit at any time prior to the Confirmation Date; provided further, however, that listing an insurance agreement on such Exhibit will not constitute an admission by a Debtor that such agreement is an executory contract or that any Debtor has any liability thereunder.

Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default, if any, will be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure, with such Cure being provided by, at the option of the Liquidating Debtors or the Plan Administrator, either (x) Dendreon or (y) the assignee to whom such contract or lease is being assigned. If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of Dendreon or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure will occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided that if there is a dispute as to the amount of Cure that cannot be resolved consensually among the parties, the Liquidating Debtors or the Plan Administrator will have the right to reject the contract or lease for a period of five (5) days after entry of a Final Order establishing a Cure amount in excess of that provided by the Debtors. The Confirmation Order, if applicable, will contain provisions providing for notices of proposed assumptions and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto (which will provide not less than twenty (20) days’ notice of such procedures and any deadlines pursuant thereto) and resolution of disputes by the Court.

4.	Indemnification Obligations

Any obligations of the Debtors pursuant to their corporate charters and bylaws or agreements, including amendments, entered into any time prior to the Effective Date, to indemnify, reimburse or limit the liability of any Person pursuant to the Debtors’ certificates of incorporation, bylaws, policy of providing employee indemnification, applicable state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against such Persons based upon any act or omission related to such Persons’ service with, for or on behalf of the Debtors prior to the Effective Date with respect to all present and future actions, suits and proceedings relating to the Debtors will survive confirmation of the Plan and except as set forth in the Plan, remain unaffected thereby, and will not be discharged, irrespective of whether such defense, indemnification, reimbursement or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date; provided, however, that all obligations under Section 7.4 of the Plan will be limited solely to available insurance coverage and neither the Liquidating Debtors, the Plan Administrator nor any of their assets will be liable for any such obligations. Any Claim based on the Debtors’ obligations set forth in Section 7.4 of the Plan will not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code. This provision for indemnification obligations will not apply to or cover any Claims, suits or actions against a Person that result in a final order determining that such Covered Person is liable for fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty.

E.	Conditions Precedent to Confirmation and Consummation of the Plan

1.	Conditions to Confirmation

The following are conditions precedent to confirmation of the Plan, each of which must be satisfied or waived in accordance with Section 8.3 of the Plan:

a. the Confirmation Order will be in form and substance reasonably acceptable to the Debtors, the Committee, the Unaffiliated Noteholders and the Deerfield Noteholders and will, among other things:

(i) provide that the Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the agreements or documents created under or in connection with the Plan; and

(ii) provide that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order will be immediately effective, subject to the terms and conditions of the Plan; and

b. the amounts of the Administrative and Priority Claims Estimate, the Disputed Claims Estimate, the Wind-down Reserve, the Professional Fee Estimate, and the Wind-down Budget will be reasonably acceptable to the Committee, the Deerfield Requisite Supporting Noteholders and the Unaffiliated Requisite Supporting Noteholders;

c. the Plan Administrator Agreement will be in form and substance reasonably acceptable to the Committee, the Deerfield Requisite Supporting Noteholders, and the Unaffiliated Requisite Supporting Noteholders; and

d. the Confirmation Order will have been entered by the Court.

2.	Conditions to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 8.3 of the Plan:

a. the Confirmation Order will not then be stayed pending appeal, vacated or reversed and will not have been amended without the agreement of the Debtors, the Committee, the Unaffiliated Noteholders and the Deerfield Noteholders;

b. the Professional Fee Reserve, the Administrative and Priority Claims Reserve and the Disputed Claims Reserve will have been funded in Cash in full and the Wind-down Reserve will have been funded with the amount agreed pursuant to Section 5.9(d) of the Plan;

c. the Plan Administrator will have been appointed and assumed its rights and responsibilities under the Plan and the Plan Administrator Agreement, as applicable;

d. the Debtors will have retained and pre-paid appropriate professionals for the preparation of the Debtors’ tax returns for 2014 and 2015;

e. all actions, documents and agreements necessary to implement the provisions of the Plan to be effectuated on or prior to the Effective Date will be reasonably satisfactory to the Debtors, the Committee, the Unaffiliated Noteholders and the Deerfield Noteholders, and such actions, documents and agreements will have been effected or executed and delivered. The Plan Administrator Agreement will be completed and in final form and, as applicable, executed by the parties thereto and all conditions precedent contained in any of the foregoing will have been satisfied or waived; and

f. the Debtors will have received the Valeant Shares.

3.	Waiver of Conditions

Each of the conditions to the Effective Date set forth in Section 8.2 of the Plan may be waived in whole or in part by the Debtors without any other notice to parties in interest or the Court, provided that the Debtors have received the consent of the Committee, the Deerfield Requisite Supporting Noteholders and the Unaffiliated Requisite Supporting Noteholders, which consent will not unreasonably be withheld, provided further that it will be deemed reasonable to withhold consent if the Debtors are not in receipt of the Valeant Shares. The failure of any party to exercise any of its foregoing rights will not be deemed a waiver of any of its other rights, and each such right will be deemed an ongoing right that may be asserted thereby at any time.

4.	Consequences of Non-Occurrence of Effective Date

If the Effective Date does not occur within 180 days of the Confirmation Date, or by such date, after notice and a hearing, as approved by the Court, (a) the Plan will be null and void in all respects; (b) any settlement of claims will be null and void without further order of the Court; and (c) the time within which the Debtors may assume and assign or reject all Executory Contracts will be extended for a period of thirty (30) days after such motion is granted.

F.	Allowance and Payment of Certain Administrative Claims

1.	Professional Fee Claims

a.	Final Fee Applications

All final requests for payment of Professional Fee Claims (the “Final Fee Applications”) must be filed no later than forty-five (45) days after the Effective Date. Objections, if any, to Final Fee Applications of such Professionals must be filed and served on the Liquidating Debtors, the Plan Administrator, counsel to the Deerfield Noteholders, counsel to the Unaffiliated Noteholders, the requesting Professional and the Office of the United States Trustee no later than twenty (20) days from the date on which each such Final Fee Application is served and filed. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Court, the Allowed amounts of such Professional Fee Claims will be determined by the Court.

b.	Employment of Professionals after the Effective Date

From and after the Effective Date, any requirement that professionals comply with sections 327 through 331 of the Bankruptcy Code or any order previously entered by the Court in seeking retention or compensation for services rendered or expenses incurred after such date will terminate.

2.	Substantial Contribution Compensation and Expenses Bar Date

Any Person who wishes to make a Substantial Contribution Claim based on facts or circumstances arising after the Petition Date must file an application with the clerk of the Court, on or before the Administrative Claims Bar Date, and serve such application on the Liquidating Debtors and the Plan Administrator and as otherwise required by the Court and the Bankruptcy Code on or before the Administrative Claims Bar Date, or be forever barred from seeking such compensation or expense reimbursement. Objections, if any, to the Substantial Contribution Claim must be filed no later than the Claims Objection Deadline, unless otherwise extended by Order of the Court. For the avoidance of doubt, this Article IVF.2 and Section 9.2 of the Plan will not apply to the Committee Member Substantial Contribution Claim and the Deerfield Substantial Contribution Claim.

3.	Other Administrative Claims

All other requests for payment of an Administrative Claim arising after the Petition Date, other than Professional Fee Claims and Claims arising under section 503(b)(9) of the Bankruptcy Code, must be filed with the Court and served on the Liquidating Debtors and the Plan Administrator no later than the Administrative Claims Bar Date. Unless the Plan Administrator or any other party in interest objects to an Administrative Claim by the Claims Objection Deadline, such Administrative Claim will be deemed Allowed in the amount requested. In the event that the Plan Administrator or any other party in interest objects to an Administrative Claim, the Court will determine the Allowed amount of such Administrative Claim.

G.	Effects of Confirmation

1.	Compromise and Settlement of Claims and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, Distributions, releases and other benefits provided pursuant to the Plan, on the Effective Date, the provisions of the Plan will constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to the Plan or relating to the contractual, legal and subordination rights that a Holder of a Claim or Interest may have with respect to any Claim or Interest, or any Distribution to be made on account of such Claim or Interest. The entry of the Confirmation Order will constitute the Court’s approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Court that such compromise or settlement is in the best interests of the Debtors, their Estates and Holders of Claims and Interests and is fair, equitable and reasonable.

2.	Binding Effect

The Plan will be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, whether or not such Holders will receive or retain any property or interest in property under the Plan, and their respective successors and assigns, including, but not limited to, the Liquidating Debtors and the Plan Administrator and all other parties in interest in the Chapter 11 Cases.

3.	Effects of Confirmation

No Claimholder or Interest Holder may, on account of a Claim or Interest, seek or receive any payment or other Distribution from, or seek recourse against, any Debtor or its respective successors, assigns and/or property, except as expressly provided in the Plan.

4.	Releases

a.	Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, upon the Effective Date, each of the Debtors will release unconditionally, and hereby is deemed to forever release unconditionally (i) the Committee and, solely in their respective capacities as members or representatives of the Committee, (and not as individual lenders or creditors to or on behalf of the Debtors), each member of the Committee; (ii) the Released Parties; and (iii) each of their respective agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives of any of the foregoing or of the Debtors, solely in their respective capacities as such, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (other than the right to enforce the performance of their respective obligations, if any, to the Debtors or the Liquidating Debtors under the Plan, the Plan Administrator Agreement and the contracts, instruments, releases and other agreements delivered under the Plan and the Plan Administrator Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement, other than Claims or liabilities arising out of or relating to any act or omission that constitutes a failure to perform the duty to act in good faith and where such failure to perform constitutes willful misconduct, gross negligence, or fraud.

b.	Release by Holders of Claims

Except as otherwise specifically provided in the Plan, on the Effective Date, each Holder of a Claim (excluding any of the Debtors) will release unconditionally, and hereby is deemed to forever release unconditionally (i) the Released Parties, (ii) the Committee, (iii) each of their respective agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives, solely in their respective capacities as such, and only with respect to their activities and conduct during or in connection with the Chapter 11 Cases, (iv) all individuals serving, or who have served since the Petition Date, as a manager, director, managing member, officer, partner, agent, employee, attorney or other advisor of the Debtors and (y) any successors or assigns of the foregoing, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (other than the right to enforce the performance of their respective obligations, if any, to the Debtors under the Plan, the Plan Administrator Agreement and the contracts, instruments, releases and other agreements delivered under the Plan and the Plan Administrator Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement other than Claims or liabilities arising out of or relating to any act or omission that constitutes a failure to perform the duty to act in good faith and where such failure to perform constitutes willful misconduct, gross negligence, or fraud; provided, that this subsection will not release any Person from any Claim or cause of action existing as of the Effective Date, based on (x) the Internal Revenue Code or any other domestic state, city or municipal tax code, (y) the environmental laws of the United States or any domestic state, city or municipality or (z) any criminal laws of the United States or any domestic state, city or municipality. Notwithstanding anything to the contrary in Section 10.4(b) of the Plan, a Holder of a Claim will be deemed not to provide the releases in Section 10.4(b) if such Holder (i) votes to reject the Plan and (ii) “opts out” of the releases provided in section 10.4(b) of the Plan in a timely submitted, valid Ballot.

5.	Exculpation and Limitation of Liability

Except as otherwise specifically provided in the Plan, to the maximum extent permitted by the Bankruptcy Code and applicable law, none of (i) the Debtors, (ii) the Liquidating Debtors, (iii) the Plan Administrator, (iv) the Committee, (v) the Released Parties, nor (vi) any of their respective members, officers, directors, shareholders, employees, advisors, attorneys or agents acting in such capacity on or after the Petition Date, will have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Interest, or (with respect to such Claims or Interests) any of their respective agents, affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Debtors’ Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects will be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan.

6.	Injunction

Except as otherwise expressly provided in the Plan, the Plan Supplement or related documents, or for obligations issued pursuant to the plan, all Persons who have held, hold or may hold Claims against or Interests in the Debtors are permanently enjoined, from and after the Confirmation Date, from taking any of the following actions against any of the Debtors, the Estate(s), the Liquidating Debtors, the Plan Administrator, the Committee (or any of its members from time to time), the 2016 Notes Trustee, the Unaffiliated Noteholders, the Deerfield Noteholders, or any of their property on account of any such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan. By accepting Distributions pursuant to the Plan, each Holder of an Allowed Claim receiving any Distribution pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in Section 10.6 of the Plan.

7.	Satisfaction of Subordination Rights

All Claims against the Debtors and all rights and claims between or among Claimholders relating in any manner whatsoever to Distributions on account of Claims against the Debtors based upon any subordination rights, whether asserted or unasserted, legal or equitable, will be deemed satisfied by the Distributions under the Plan to Claimholders having such subordination rights, and such subordination rights will be deemed waived, released, discharged and terminated as of the Effective Date. Distributions to the various Classes of Claims under the Plan will not be subject to levy, garnishment, attachment or like legal process by any Claimholder by reason of any subordination rights or otherwise, so that each Claimholder will have and receive the benefit of the Distributions in the manner set forth in the Plan.

H.	Retention of Jurisdiction

1.	Retention of Jurisdiction by the Court

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order, substantial consummation of the Plan and occurrence of the Effective Date, the Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, the Plan, and the Plan Administrator Agreement to the fullest extent permitted by law, including, among other things, jurisdiction to:

1. To the extent not otherwise determined by the Plan, determine (i) the allowance, classification or priority of Claims upon objection by any party in interest entitled to file an objection, or (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances against assets of the Estates, Causes of Action, or property of the Estates or the Liquidating Debtors;

2. Issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Entity or Person, construe and to take any other action to enforce and execute the Plan, the Confirmation Order or any other order of the Court, issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to in the Plan, and determine all matters that may be pending before the Court in the Chapter 11 Cases on or before the Effective Date with respect to any Entity or Person;

3. Protect the assets or property of the Estates and/or the Liquidating Debtors, including Causes of Action, from claims against, or interference with, such assets or property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning Liens or other encumbrances on any assets of the Estates;

4. Determine any and all applications for allowance of Professional Fee Claims;

5. Determine any Priority Tax Claims, Priority Non-Tax Claims or Administrative Claims, entitled to priority under section 507(a) of the Bankruptcy Code;

6. Resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of Distributions under the Plan;

7. Determine any and all motions related to the rejection, assumption or assignment of Executory Contracts or Unexpired Leases or determine any issues arising from the deemed rejection of Executory Contracts and Unexpired Leases set forth in Article VII of the Plan;

8. Except as otherwise provided in the Plan, determine all applications, motions, adversary proceedings, contested matters, actions and any other litigated matters instituted in and prior to the closing of the Chapter 11 Cases, including any remands;

9. Enter a Final Order closing each of the Chapter 11 Cases;

10. Modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out their intent and purposes;

11. Issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Entity or Person, to the full extent authorized by the Bankruptcy Code;

12. Determine any Tax liability pursuant to section 505 of the Bankruptcy Code;

13. Enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

14. Resolve any disputes concerning whether an Entity or Person had sufficient notice of the Chapter 11 Cases, the applicable Bar Date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

15. Resolve any dispute or matter arising under or in connection with any order of the Court entered in the Chapter 11 Cases;

16. Authorize, as may be necessary or appropriate, sales of assets as necessary or desirable and resolve objections, if any, to such sales;

17. Resolve any disputes concerning any release, injunction, exculpation or other waiver or protection provided in the Plan;

18. Approve, if necessary, any Distributions, or objections thereto, under the Plan;

19. Approve, as may be necessary or appropriate, any Claims settlement entered into or offset exercised by the Plan Administrator;

20. Resolve any dispute or matter arising under or in connection with the Liquidating Debtors or the Plan Administrator;

21. Order the production of documents, disclosures or information, or to appear for deposition demanded pursuant to Bankruptcy Rule 2004; and

22. Determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code.

2.	Retention of Non-Exclusive Jurisdiction by the Court

Notwithstanding anything else in the Plan, the Court will retain non-exclusive jurisdiction over all Causes of Action prosecuted by the Plan Administrator on behalf of the Liquidating Debtors.

3.	Failure of Court to Exercise Jurisdiction

If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in Section 11.1 of the Plan, the provisions of Article XI of the Plan will have no effect upon and will not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

I.	Miscellaneous Provisions

1.	Modifications and Amendments

The Debtors may alter, amend or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date provided that the Debtors have received the prior consent of the Committee, the Deerfield Requisite Supporting Noteholders, and the Unaffiliated Requisite Supporting Noteholders, which consent will not unreasonably be withheld. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims under the Plan; provided, however, that prior notice of such proceedings will be served in accordance with the Bankruptcy Rules or order of the Court.

2.	Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, then the Court, at the request of the Debtors, will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

3.	Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

4.	Payment of Statutory Fees

All fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 will be paid on or as soon as practicable after the Effective Date. The Debtors, prior to the Effective Date, and the Plan Administrator, on behalf of the Liquidating Debtors, from and after the Effective Date, will pay the U.S. Trustee Fees in accordance with 28 U.S.C. § 1930 until the Chapter 11 Cases are closed or converted and/or the entry of final decrees. In addition, the Plan Administrator will file post-confirmation quarterly reports or any pre-confirmation monthly operating reports not filed as of the Confirmation Hearing in conformance with the U.S. Trustee Guidelines. The U.S. Trustee will not be required to file a request for payment of its quarterly fees, which will be deemed an Administrative Claim against the Debtors and their Estates.

5.	Revocation, Withdrawal or Non-Consummation

The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation or consummation of the Plan as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan will be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, will be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, will (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person or (iii) constitute an admission of any sort by such Debtors or any other Person.

6.	Service of Documents

Any notice, request or demand required or permitted to be made or provided to or upon a Debtor, a Liquidating Debtor, the Committee, or the Plan Administrator will be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, or (iv) facsimile transmission, (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed and (d) addressed as follows:

The Debtors:

Dendreon Corporation

601 Union Street

Suite 4900

Seattle, WA 98101

Attn: Rob Crotty, Esq.

Title: General Counsel and Secretary

Telephone: (888) 369-8915

with a copy to:

Ken Ziman, Esq.

Skadden, Arps, Slate, Meager & Flom LLP

Four Times Square

New York, New York 10036-6522

Telephone: (212) 735-3000

Fax: (212) 735-2000

with a copy to:

Felicia Gerber Perlman, Esq.

Skadden, Arps, Slate, Meager & Flom LLP

155 N. Wacker Dr.

Chicago, IL 60606-1720

Telephone: (312) 407-0700

Fax: (312) 407-0411

The Liquidating Debtors:

Dendreon Corporation

601 Union Street

Suite 4900

Seattle, WA 98101

Attn: Rob Crotty, Esq.

Title: General Counsel and Secretary

Telephone: (888) 369-8915

Committee:

c/o Michael Torkin, Esq.

Mark Schneiderman, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Telephone: (212) 558-4000

Facsimile: (212) 558-3588

Deerfield Noteholders:

c/o John C. Longmire, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Telephone: (212) 728-8000

Facsimile: (212) 728-8111

Unaffiliated Noteholders:

c/o Steven D. Pohl, Esq.

Brown Rudnick LLP

One Financial Center

Boston, Massachusetts 02111

Telephone: (617) 856-8200

Facsimile: (617) 856-8201

and

c/o John Storz, Esq.

Seven Times Square

New York, NY 10036

Telephone: (212) 209-4800

Facsimile: (212) 209-4801

Plan Administrator:

Name

Address

Telephone:

Facsimile:

7.	Plan Supplement(s)

Exhibits to the Plan not attached to the Plan will be filed in one or more Plan Supplements by the Plan Supplement Filing Date. Any Plan Supplement (and amendments thereto) filed by the Debtors will be deemed an integral part of the Plan and will be incorporated by reference as if fully set forth in the Plan. Substantially contemporaneously with their filing, the Plan Supplements may be viewed at the Debtors’ case website (https://cases.primeclerk.com/dendreon/) or the Court’s website (http://www.deb.uscourts.gov). Copies of case pleadings, including the Plan Supplements, also may be examined between the hours of 8:00 a.m. and 4:00 p.m., Monday through Friday, excluding federal holidays, at the Office of the Clerk of the Court, 824 N. Market St., 3rd Floor, Wilmington, Delaware 19801. Finally, copies of case pleadings also may be obtained by written request to the Claims Agent, at dendreoninfo@primeclerk.com. The documents contained in any Plan Supplements will be approved by the Court pursuant to the Confirmation Order.

ARTICLE V

ISSUANCE OF VALEANT SHARES UNDER THE PLAN

A.	Valuation of Valeant Shares

Pursuant to the Second Amended Acquisition Agreement, the Valeant Shares will be valued at the closing price of the Valeant Shares on the New York Stock Exchange as reported by Bloomberg L.P. (or, if not reported therein, in another authoritative source mutually selected by the parties) on the trading day immediately prior to the Effective Date. The Second Amended Acquisition Agreement also provides that Valeant will use commercially reasonable efforts to cause the Valeant Shares issued as consideration for the purchase of the Acquired Assets to be approved for listing on the New York Stock Exchange and the Toronto Stock Exchange on or prior to the date of issuance of such Valeant Shares. A discussion of certain federal and securities laws can be found at Article X.

B.	Delivery of Valeant Shares to the Debtors

Pursuant to the Second Amended Acquisition Agreement, the Debtors will provide at least three (3) business days prior written notice to Valeant and the Purchaser of the anticipated Effective Date. On the same date, the Debtors will also file a notice on the docket in these Chapter 11 Cases. The Valeant Shares will be delivered by Valeant through Valeant’s transfer agent to Dendreon Corporation on the Effective Date of the Plan through the facilities of The Depository Trust Company by crediting the account of Dendreon Corporation’s prime broker with The Depository Trust Company. Distributions of the Valeant Shares on account of Allowed 2016 Noteholder Claims will be made immediately to such Holders upon the occurrence of the Effective Date.

C.	Information Concerning Valeant

As more fully detailed in its public filings with the SEC, Valeant is a multinational, specialty pharmaceutical and medical device company that develops, manufactures, and markets a broad range of products and medical devices which are marketed directly or indirectly in over 100 countries. Valeant is a public company with a market capitalization exceeding $55 billion that is traded on the New York Stock Exchange and the Toronto Stock Exchange under the ticker symbol VRX. This Disclosure Statement hereby incorporates by reference the publicly filed financial statements of Valeant. For additional information regarding Valeant, please see Valeant’s most recent Form 10-K attached to this Disclosure Statement as Exhibit B. As of April 13, 2015, shares of Valeant were trading at [    ] with a daily volume of [    ].

ARTICLE VI

VOTING REQUIREMENTS;

ACCEPTANCE AND CONFIRMATION OF THE PLAN

A.	General

The Bankruptcy Code requires that, in order to confirm the Plan, the Court must make a series of findings concerning the Plan and the Debtors, including that (i) the Plan has classified Claims in a permissible manner; (ii) the Plan complies with applicable provisions of the Bankruptcy Code; (iii) the Plan has been proposed in good faith and not by any means forbidden by law; (iv) the disclosure required by section 1125 of the Bankruptcy Code has been made; (v) the Plan has been accepted by the requisite votes of Holders of Claims (except to the extent that cramdown is available under section 1129(b) of the Bankruptcy Code); (vi) the Plan is feasible and confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors unless such liquidation or reorganization is proposed in the Plan; (vii) the Plan is in the “best interests” of all Holders of Claims in an Impaired Class by providing to such Holders on account of their Claims property of a value, as of the Effective Date, that is not less than the amount that such Holders would receive or retain in a chapter 7 liquidation, unless each Holder of a Claim in such Class has accepted the Plan; and (viii) all fees and expenses payable under 28 U.S.C. § 1930, as determined by the Court at the hearing on confirmation, have been paid or the Plan provides for the payment of such fees on the Effective Date.

B.	Parties in Interest Entitled to Vote

Pursuant to the Bankruptcy Code, only Classes of Claims that are “impaired” (as defined in section 1124 of the Bankruptcy Code) under the Plan are entitled to vote to accept or reject the Plan. A Class is impaired if the legal, equitable or contractual rights to which the Claims of that Class entitled the Holders of such Claims are modified, other than by curing defaults and reinstating the Claims. Classes that are not impaired are not entitled to vote on the Plan and are conclusively presumed to have accepted the Plan. In addition, Classes that receive no distributions under the Plan are not entitled to vote on the Plan and are deemed to have rejected the Plan.

C.	Classes Impaired and Entitled to Vote under the Plan

The following Classes are Impaired under the Plan and entitled to vote on the Plan:

Class	Claim	Status	Voting Right

3	2016 Noteholder Claims	Impaired	Entitled to Vote

4	General Unsecured Claims	Impaired	Entitled to Vote

Acceptances of the Plan are being solicited only from Holders of Claims in Classes 3 and 4 that will or may receive consideration under the Plan. Holders of Claims and Interests in Classes 5, 6, and 7 are deemed to reject the Plan. Holders of Claims in Classes 1, 2, and 8 are deemed to accept the Plan and are not entitled to vote.

D.	Voting Procedures and Requirements

1.	Ballots

The Solicitation Procedures Order sets April 7, 2015, as the record date for voting on the Plan (the “Record Date”). Accordingly, only Holders of record as of the Record Date that are otherwise entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

In voting for or against the Plan, please use only the Ballot sent to you with this Disclosure Statement. If you are a Holder of a Claim in Classes 3 or 4 and did not receive a Ballot, if your Ballot is damaged or lost or if you have any questions concerning voting procedures, please contact the Voting Agent at (844) 794-3479 or at dendreoninfo@PrimeClerk.com.

2.	Returning Ballots

If you are entitled to vote to accept or reject the Plan, you should read carefully, complete, sign and return your Ballot, with original signature, in the enclosed envelope.

TO BE COUNTED, YOUR BALLOT WITH YOUR ORIGINAL SIGNATURE INDICATING YOUR ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 4:00 P.M. (EASTERN TIME) ON MAY 19, 2015 (THE “VOTING DEADLINE”).

3.	Voting

Pursuant to section 105(a) of the Bankruptcy Code, Bankruptcy Rules 2002(a)(7) and 3003(c)(2) and the Bar Date Order, any creditors whose claims are not the subject of a timely-filed proof of claim, or a proof of claim deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or other order of the Court, or otherwise deemed timely filed under applicable law and (a) are scheduled in Debtors’ Schedules as disputed, contingent or unliquidated; or (b) are not scheduled (the “Non-Voting Claims”), will be denied treatment as creditors with respect to such claims for purposes of voting on the Plan and receiving distributions under the Plan.

For purposes of voting, the amount of a Claim used to calculate acceptance or rejection of the Plan under section 1126 of the Bankruptcy Code will be determined in accordance with the following hierarchy:

a.	if an order has been entered by the Court determining the amount of such Claim, whether pursuant to Bankruptcy Rule 3018 or otherwise, then in the amount prescribed by the order;

b.	if no such order has been entered, then in the liquidated amount contained in a timely-filed proof of claim that is not the subject of a timely-filed objection; and

c.	if no such proof of claim has been timely filed, then in the liquidated, noncontingent and undisputed amount contained in the Debtors’ Schedules.

For purposes of voting, the following conditions will apply to determine the amount and/or classification of a Claim:

a.	if a Claim is partially liquidated and partially unliquidated, such Claim will be allowed for voting purposes only in the liquidated amount;

b.	if a scheduled or filed Claim has been paid, such Claim will be disallowed for voting purposes;

c.	the holder of a timely-filed proof of claim that is filed in a wholly unliquidated, contingent, disputed and/or unknown amount, and is not the subject of a timely-filed objection, is entitled to vote in the amount of $1.00; and

d.	Claims filed for $0.00 are not entitled to vote.

Pursuant to the Solicitation Procedures Order, the deadline for filing and serving motions pursuant to Bankruptcy Rule 3018(a) seeking temporary allowance of claims for the purpose of accepting or rejecting the Plan will be May 12, 2015 at 4:00 p.m. (Eastern Time).

E.	Acceptance of Plan

As a condition to confirmation, the Bankruptcy Code requires that each class of impaired claims vote to accept the Plan, except under certain circumstances. See “Confirmation Without Necessary Acceptances; Cramdown” below. A plan is accepted by an impaired class of claims if holders of at least two-thirds in dollar amount and more than one-half in number of claims of those that vote in such class vote to accept the plan. Only those holders of claims who actually vote count in these tabulations. Holders of claims who fail to vote are not counted as either accepting or rejecting a plan.

In addition to this voting requirement, section 1129 of the Bankruptcy Code requires that a plan be accepted by each holder of a claim or interest in an impaired class or that the plan otherwise be found by a court to be in the best interests of each holder of a claim or interest in such class. See “Best Interests Test” below. Moreover, each impaired class must accept the plan for the plan to be confirmed without application of the “fair and equitable” and “unfair discrimination” tests set forth in section 1129(b) of the Bankruptcy Code discussed below. See “Confirmation Without Necessary Acceptances; Cramdown” below.

F.	Confirmation Without Necessary Acceptances; Cramdown

In the event that any impaired class of claims or interests does not accept a plan, a debtor nevertheless may move for confirmation of the plan. A plan may be confirmed, even if it is not accepted by all impaired classes, if the plan has been accepted by at least one impaired class of claims, and the plan meets the “cramdown” requirements set forth in section 1129(b) of the Bankruptcy Code. Section 1129(b) of the Bankruptcy Code requires that a court find that a plan (i) “does not discriminate unfairly” and (ii) is “fair and equitable,” with respect to each non-accepting impaired class of claims or interests.

Here, because Classes 5, 6, and 7 are deemed to reject the Plan, the Debtors will seek confirmation of the Plan from the Court by satisfying the “cramdown” requirements set forth in section 1129(b) of the Bankruptcy Code. The Debtors believe that such requirements are satisfied as no Claim or Interest Holder junior to those in Classes 5-7 will receive any property under the Plan.

1.	No Unfair Discrimination

A plan “does not discriminate unfairly” if (a) the legal rights of a nonaccepting class are treated in a manner that is consistent with the treatment of other classes whose legal rights are similar to those of the nonaccepting class, and (b) no class receives payments in excess of that which it is legally entitled to receive for its claims or interests. The Debtors believe that under the Plan all impaired Classes of Claims and Interests are treated in a manner that is consistent with the treatment of other Classes of Claims and Interests that are similarly situated, if any, and no class of Claims or Interests will receive payments or property with an aggregate value greater than the aggregate value of the Allowed Claims or Allowed Interests in such Class. Accordingly, the Debtors believe the Plan does not discriminate unfairly as to any Impaired Class of Claims or Interests.

2.	Fair and Equitable Test

With respect to a dissenting class of claims or interests, the “fair and equitable” standard requires that a plan provide that either the claims or interests in each class received everything to which they are legally entitled or that classes junior in priority to the class receive nothing. The strict requirement of the allocation of full value to dissenting classes before any junior class can receive distribution is known as the “absolute priority rule.”

The Bankruptcy Code establishes different “fair and equitable” tests for holders of secured claims, unsecured claims and interests, which may be summarized as follows:

a. Secured Claims. Either (i) each holder of a claim in an impaired class of secured claims retains its liens securing its secured claim and it receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each holder of a claim in an impaired class of secured claims realizes the indubitable equivalent of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens, with such liens to attach to the proceeds and the treatment of such liens on proceeds as provided in clause (i) or (ii) of this subparagraph.

b. Unsecured Claims. Either (i) each holder of a claim in an impaired class of unsecured claims receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the chapter 11 plan, subject to the applicability of the judicial doctrine of contributing new value.

c. Equity Interests. Either (i) each holder of an equity interest in an impaired class of interests will receive or retain under the chapter 11 plan property of a value equal to the greater of (a) the fixed liquidation preference or redemption price, if any, of such stock or (b) the value of the stock or (ii) the holders of interests that are junior to the stock will not receive any property under the chapter 11 plan, subject to the applicability of the judicial doctrine of contributing new value.

As discussed above, the Debtors believe that the distributions provided under the Plan satisfy the absolute priority rule.

ARTICLE VII

FEASIBILITY AND BEST INTERESTS OF CREDITORS

A.	Best Interests Test

As noted above, even if the Plan is accepted by the holders of each class of claims and interests, the Bankruptcy Code requires a bankruptcy court to determine that such Plan is in the best interests of all holders of claims or interests that are impaired by that Plan and that have not accepted the Plan. The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court to find either that all members of an impaired class of claims or interests have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under chapter 7 of the Bankruptcy Code.

To calculate the probable distribution to holders of each impaired class of claims and interests if the Debtors were liquidated under chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from a debtor’s assets if its chapter 11 cases were converted to chapter 7 cases under the Bankruptcy Code. Because the Plan is a liquidating plan, the “liquidation value” in the hypothetical chapter 7 liquidation analysis for purposes of the “best interests” test is substantially similar to the estimates of the results of the chapter 11 liquidation contemplated by the Plan. However, the Debtors believe that in a chapter 7 liquidation, there would be additional costs and expenses that the Estates would incur as a result of liquidating the Estates in a chapter 7 case.

Costs of liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, all unpaid expenses incurred by the debtor in its Chapter 11 Cases (such as compensation of attorneys, financial advisors and accountants) that are allowed in the chapter 7 cases, litigation costs, and claims arising from the operations of the debtor during the pendency of the Chapter 11 Cases.

B.	Liquidation Analysis

If these cases were to be converted to chapter 7 cases, the Debtors’ Estates would incur the costs of payment of a statutorily allowed commission to the chapter 7 trustee, as well as the costs of counsel and other professionals retained by the trustee. The Debtors believe such amount would exceed the amount of expenses that would be incurred in implementing the Plan and winding up the affairs of the Debtors. Conversion also would likely delay the liquidation process and ultimately distribution to unsecured creditors. The Debtors’ Estates would also be obligated to pay all unpaid expenses incurred by the Debtors during these Chapter 11 Cases (such as compensation for professionals) which are allowed in the chapter 7 cases. Accordingly, the Debtors believe that holders of Allowed Claims would receive less than anticipated under the Plan if the Chapter 11 Cases were converted to chapter 7 cases.

C.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successors to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan. Inasmuch as the Debtors have been liquidated and the Plan provides for the distribution of all of the proceeds of that liquidation to holders of claims that are allowed as of the Effective Date, the Plan is effectively exempted from the feasibility requirements in accordance with the express terms of section 1129(a)(11) of the Bankruptcy Code.

ARTICLE VIII

EFFECT OF CONFIRMATION

A.	Binding Effect of Confirmation

Confirmation will bind the Debtors and all Holders of Claims and Interests to the provisions of the Plan, whether or not the Claim or Interest of any such Holder is Impaired under the Plan and whether or not any such Holder of a Claim or Interest has accepted the Plan. Confirmation will have the effect of converting all claims into rights to receive the treatment specified in Article IVA hereof and cancelling all Interests in Dendreon Corporation.

B.	Good Faith

Confirmation of the Plan will constitute a finding that: (i) the Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) all solicitations of acceptances or rejections of the Plan have been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

ARTICLE IX

CERTAIN RISK FACTORS TO BE CONSIDERED

THE PLAN AND ITS IMPLEMENTATION ARE SUBJECT TO CERTAIN RISKS, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SET FORTH BELOW. HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE ON THE PLAN SHOULD READ AND CAREFULLY CONSIDER THE RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE PLAN, BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN.

These risk factors should not, however, be regarded as constituting the only risks involved in connection with the Plan and its implementation. No representations concerning or related to the Debtors, the Chapter 11 Cases or the Plan are authorized by the Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan that are not contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at your decision.

A.	Plan May Not Be Accepted

There can be no assurance that the requisite acceptances to confirm the Plan will be obtained. Thus, while the Debtors believe the Plan is confirmable under the standards set forth in section 1129 of the Bankruptcy Code, there is no guarantee that the Plan will be accepted by the requisite Classes entitled to vote on the Plan.

B.	Certain Bankruptcy Law Considerations

Even if the Holders of Claims who are entitled to vote accept the Plan, the Court, which may exercise substantial discretion as a court of equity, may choose not to confirm the Plan. Section 1129 of the Bankruptcy Code requires, among other things, that the value of distributions to dissenting Holders of Claims or Interests may not be less than the value such Holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Although the Debtors believe the Plan meets such requirement, there can be no assurance the Court will reach the same conclusion.

C.	Distributions to Holders of Allowed Claims Under The Plan

Projected distributions are based upon good faith estimates of the total amount of Claims ultimately Allowed and the funds available for distribution. Both the actual amount of Allowed Claims in a particular Class and the funds available for distribution to such Class may differ from the Debtors’ estimates. If the total amount of Allowed Claims in a Class is higher than the Debtors’ estimates, or the funds available for distribution to such Class are lower than the Debtors’ estimates, the percentage recovery to Holders of Allowed Claims in such Class will be less than projected.

D.	Classification and Treatment of Claims and Equity Interests

Section 1122 of the Bankruptcy Code requires that the Plan classify Claims against, and Interests in, the Debtors. The Bankruptcy Code also provides that the Plan may place a Claim or Interest in a particular Class only if such Claim or Interest is substantially similar to the other Claims or Interests of such Class. The Debtors believe that all Claims and Interests have been appropriately classified in the Plan.

To the extent that the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, the Debtors would seek (i) to modify the Plan to provide for whatever classification might be required for confirmation and (ii) to use the acceptances received from any creditor pursuant to this solicitation for the purpose of obtaining the approval of the Class or Classes of which such creditor ultimately is deemed to be a member. Any such reclassification of creditors, although subject to the notice and hearing requirements of the Bankruptcy Code, could adversely affect the Class in which such creditor was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required for approval of the Plan. There can be no assurance that the Bankruptcy Court, after finding that a classification was inappropriate and requiring a reclassification, would approve the Plan based upon such reclassification. Except to the extent that modification of classification in the Plan requires resolicitation, the Debtors will, in accordance with the Bankruptcy Code and the Bankruptcy Rules, seek a determination by the Bankruptcy Court that acceptance of the Plan of any Holder of Claims pursuant to this solicitation will constitute a consent to the Plan’s treatment of such Holder regardless of the Class as to which such Holder is ultimately deemed to be a member. The Debtors believe that under the Bankruptcy Rules, they would be required to resolicit votes for or against the Plan only when a modification adversely affects the treatment of the claim of any creditor or equity holder.

The Bankruptcy Code also requires that the Plan provide the same treatment for each Claim or Interest of a particular Class unless the Holder of a particular Claim or Interest agrees to a less favorable treatment of its Claim or Interest. The Debtors believe that the Plan complies with the requirement of equal treatment. To the extent that the Bankruptcy Court finds that the Plan does not satisfy such requirement, the Bankruptcy Court could deny confirmation of the Plan.

Issues or disputes relating to classification and/or treatment could result in a delay in the confirmation and consummation of the Plan and could increase the risk that the Plan will not be consummated.

E.	Conditions Precedent to Consummation of the Plan

The Plan provides for certain conditions that must be satisfied (or waived) prior to confirmation of the Plan and for certain other conditions that must be satisfied (or waived) prior to the Effective Date. As of the date of this Disclosure Statement, there can be no assurance that any or all of the conditions in the Plan will be satisfied (or waived). Accordingly, there can be no assurance that the Plan will be confirmed by the Court. Further, if the Plan is confirmed, there can be no assurance that the Plan will be consummated.

F.	Certain Tax Considerations

There are a number of material income tax considerations, risks and uncertainties associated with consummation of the Plan. Holders of Claims and other interested parties should read carefully the discussion of certain U.S. federal income tax consequences of the Plan set forth below.

ARTICLE X

CERTAIN FEDERAL AND SECURITIES LAW MATTERS

The Debtors believe that, subject to certain exceptions described below, various provisions of the Securities Act, the Bankruptcy Code, and state securities laws exempt from federal and state securities registration requirements (a) the offer and sale of securities pursuant to the Plan and (b) subsequent transfers of such securities.

A.	Offer and Sale of Valeant Shares: Bankruptcy Code Exemption

Pursuant to the Plan, in full satisfaction, settlement, release and discharge of their allowed claims, each holder of a 2016 Noteholder Claim will receive, among other consideration, its pro rata distribution of Valeant Shares. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied: (1) the securities must be offered or sold “under a plan” by the debtor or its successor under a plan or by an affiliate participating in a joint plan of reorganization with the debtor; (2) the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expenses in the case concerning the debtor or such affiliate; and (3) the securities must be offered or sold in exchange for the recipient’s claim against or interest in the debtor, or such affiliate, or “principally” in such exchange and “partly”

for cash or property. In reliance upon this exemption, the Debtors believe that the offer and sale of the Valeant Shares under the Plan (including the distribution of Valeant Shares to each holder of a 2016 Noteholder Claim) will be exempt from registration under the Securities Act and state securities laws, and the rules and regulations promulgated thereunder.

[As part of the relief in connection with the approval of this Disclosure Statement, the Debtors sought an order from the Court authorizing the Debtors to offer and sell the Valeant Shares exempt from registration under the Securities Act and state securities laws pursuant to section 1145(a)(1) of the Bankruptcy Code and pursuant to the safe harbor contained in Bankruptcy Code section 1125(e). The Court entered the Solicitation Procedures Order authorizing this relief on [    ], 2015. The Solicitation Procedures Order also provides that Valeant is a successor to the Company under the Plan for purposes of section 1145 of the Bankruptcy Code.]

B.	Subsequent Transfers of Valeant Shares Received under the Plan

Section 1145(c) of the Bankruptcy Code provides that the offer or sale of securities in a transaction of the kind referred to in Section 1145(a)(1) is deemed to be a public offering, except with respect to an “underwriter” under Section 1145(b) of the Bankruptcy Code, which includes any “affiliate” of the issuer. As such, the securities received in such offering are not “restricted securities” under Rule 144 of the Securities Act. Moreover, the exemption set forth in Section 4(a)(1) of the Securities Act would apply to resales of such securities without registration as long as such person is not (i) an “underwriter”, (ii) an issuer, or (iii) a “dealer.” Further, Section 1145(b)(3) specifically provides that if a recipient of securities issued under a plan pursuant to Bankruptcy Code Section 1145(a) is not an “underwriter” under section 1145(b)(1) Bankruptcy Code, then such a person is not deemed to be an “underwriter” under section 2(a)(11) of the Securities Act. Therefore, unless such person is an “affiliate of the issuer or a “dealer,” the exemption under Section 4(a)(1) of the Securities Act will apply in these circumstances.

[As part of the relief in connection with the approval of this Disclosure Statement, the Debtors sought an order from the Court finding that the Valeant Shares may be resold by the holders thereof without restriction except to the extent that any such holder is deemed to be (i) an “underwriter” as defined in Section 1145(b)(1) of the Bankruptcy Code, (ii) an issuer or an “affiliate” of an issuer, or (iii) a “dealer”. As noted previously, the Court entered the Solicitation Procedures Order authorizing this relief on [    ], 2015.]

Section 1145(b) of the Bankruptcy Code defines the term “underwriter” for purposes of the Securities Act as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”, (1) purchases a claim against, interest in, or claim for an administrative expense in the case concerning the debtor, if such purchase is with a view to distributing any security received in exchange for such a claim or interest; (2) offers to sell securities offered or sold under a plan for the holders of such securities; (3) offers to buy securities offered or sold under the plan from the holders of such securities, if the offer to buy is: (a) with a view to distribution of such securities and (b) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (4) is an “issuer” with respect to the securities, as the term “issuer” is defined in Section 2(a)(11) of the Securities Act.

The term “issuer” is defined in Section 2(a)(4) of the Securities Act; however, the reference contained in Sections 1145(b)(1)(D) and 1145(b)(3) of the Bankruptcy Code to Section 2(a)(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. “Control” (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor (or its successor) under a plan may be deemed to be a “control person”, particularly if such management position is coupled with the ownership of a significant percentage of the debtor’s (or successor’s) voting securities. Ownership of a significant amount of voting securities of a reorganized debtor or its successor could also result in a person being considered to be a “control person”.

Section 2(a)(12) of the Securities Act defines a “dealer” as any person who engages either for all or part of his time, directly or indirectly, as agent, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person.

To the extent that persons deemed to be “underwriters”, “affiliates” of the issuer or “dealers” receive Valeant Shares pursuant to the Plan, resales by such persons would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Such persons would not be permitted to resell such Valeant Shares, unless such securities were registered under the Securities Act or an exemption from such registration requirements were available. Entities deemed to be statutory underwriters for purposes of Section 1145 of the Bankruptcy Code may, however, be able, at a future time and under certain conditions, to sell securities without registration pursuant to the resale provisions of Rule 144 under the Securities Act or another available exemption under the Securities Act.

Whether or not any particular person would be deemed to be an “underwriters”, “affiliates” of the issuer or “dealers” with respect to the Valeant Shares to be issued pursuant to the Plan, or an “affiliate” of the Debtor(s), would depend upon various facts and circumstances applicable to that person.

Accordingly, the Debtors express no view as to whether any such person would be such an “underwriters”, “affiliates” of the issuer or “dealers”. PERSONS WHO RECEIVE VALEANT SHARES UNDER THE PLAN ARE URGED TO CONSULT THEIR OWN LEGAL ADVISOR WITH RESPECT TO THE RESTRICTIONS APPLICABLE UNDER THE SECURITIES LAWS AND THE CIRCUMSTANCES UNDER WHICH SECURITIES MAY BE SOLD IN RELIANCE ON SUCH LAWS.

THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT PROVIDE, ANY OPINIONS OR ADVICE WITH RESPECT TO THE VALEANT SHARES OR THE BANKRUPTCY MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT. IN LIGHT OF THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE RELEVANT PROVISIONS OF FEDERAL

AND STATE SECURITIES LAWS, THE DEBTORS ENCOURAGE EACH 2016 NOTEHOLDER AND PARTY IN INTEREST TO CONSIDER CAREFULLY AND CONSULT WITH ITS OWN LEGAL ADVISORS WITH RESPECT TO ALL SUCH MATTERS. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR 2016 NOTEHOLDER MAY BE AN UNDERWRITER, AFFILIATE OF AN ISSUER OR DEALER, THE DEBTORS MAKE NO REPRESENTATION CONCERNING THE ABILITY OF A PERSON TO DISPOSE OF THE VALEANT SHARES.

ARTICLE XI

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion is a summary of certain U.S. federal income tax consequences of the Plan to the Debtors and to holders of 2016 Noteholder Claims and General Unsecured Claims. This discussion is based on the Tax Code, Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service (“IRS”), all as in effect on the date hereof.

Due to the complexity of certain aspects of the Plan, the lack of applicable legal precedent, the possibility of changes in the law, the differences in the nature of the Claims, each holder’s status and method of accounting and the potential for disputes as to legal and factual matters with the IRS, the tax consequences described herein are uncertain. No legal opinions have been requested from counsel with respect to any of the tax aspects of the Plan and no rulings have been or will be requested from the IRS with respect to the any of the issues discussed below. Further, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth below as well as the tax consequences to the Debtors and the holders of 2016 Noteholder Claims and General Unsecured Claims.

The following summary does not address the U.S. federal income tax consequences to creditors whose Claims are unimpaired or otherwise entitled to payment in full in Cash under the Plan (e.g., Priority Non-Tax Claims and Secured Claims), holders of Interests or Subordinated Claims, or purchasers of Claims following the Effective Date. This discussion assumes that the holder has not taken a bad debt deduction with respect to a Claim (or any portion thereof) in the current or any prior year and such Claim did not become completely or partially worthless in a prior taxable year. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtors or the holders of 2016 Noteholder Claims or General Unsecured Claims in light of their personal circumstances, nor does the discussion deal with tax issues with respect to taxpayers subject to special treatment under the U.S. federal income tax laws (including, for example, broker dealers, insurance companies, financial institutions, real estate investment trusts, tax-exempt organizations, small business investment companies, regulated investment companies, persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or the unearned income “Medicare” contribution tax, persons owning 5% or more of Valeant after the Effective Date, and persons holding Claims as part of a “straddle,” “hedge,” “constructive sale” or “conversion transaction” with other investments). No aspect of foreign, state, local or estate and gift taxation is addressed.

The Debtors believe, and the following discussion generally assumes, that the Plan implements the liquidation of the Debtors for U.S. federal income tax purposes and that all distributions to holders of Claims will be taxed accordingly (including as distributions pursuant to the Plan for U.S. federal income tax purposes).

EACH HOLDER OF A 2016 NOTEHOLDER CLAIM OR GENERAL UNSECURED CLAIM IS URGED TO CONSULT SUCH HOLDER’S TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE PLAN.

A.	Tax Consequences to Certain Creditors

The following generally discusses the U.S. federal income tax consequences of the Plan to holders of 2016 Noteholder Claims and General Unsecured Claims. Additional potential U.S. federal income tax consequences potentially applicable to such holders are discussed below under “Tax Treatment of Liquidating Trusts.”

1.	Holders of 2016 Noteholder Claims

It is intended that the receipt of Valeant Shares and Available Cash in exchange for 2016 Noteholder Claims be treated as part of a “reorganization” for U.S. federal income tax purposes. The classification of an exchange as part of a reorganization for U.S. federal income tax purposes generally serves to defer the recognition of any gain or loss realized by the holder. Assuming qualification as a reorganization:

•	a holder should recognize any gain to the extent of any cash and the fair market value of any property (other than Valeant Shares, but including, if a liquidating trust is established, the fair market value of its share of the assets of the liquidating trust, as described below) received. Such holder will also have interest income to the extent of any consideration allocable to accrued but unpaid interest. See “Distributions With Respect to Accrued But Unpaid Interest,” below.

•	A holder’s aggregate tax basis in the Valeant Shares received should equal the holder’s aggregate adjusted tax basis in the 2016 Noteholder Claims exchanged therefor, increased by any gain or interest income recognized by the holder with respect to the exchange, and decreased by any deductions claimed in respect of any previously accrued but unpaid interest and any consideration received other than Valeant Shares (i.e., any Cash and the fair market value of any other property received, whether on or after the Effective Date).

•	A holder’s holding period in the Valeant Shares received should include the holder’s holding period in the Claims exchanged therefor, except to the extent of any exchange consideration received in respect of a Claim for accrued but unpaid interest (which will commence a new holding period for the Valeant Shares attributed thereto).

If the exchange does not qualify for reorganization treatment, the holder should generally have tax consequences as described below with respect to General Unsecured Claims (taking into account the fair market value of the Valeant Shares received).

2.	Holders of General Unsecured Claims

Pursuant to the Plan, the holders of General Unsecured Claims will receive, in respect of their Claims, solely their share of Available Cash. Generally, a holder of a General Unsecured Claim should in most, but not all circumstances, recognize gain or loss equal to the difference between the amount of cash (and, if a liquidating trust is established, the fair market value of their share of the assets of the liquidating trust, as described below) received by such holder pursuant to the Plan in exchange for its Claim and such holder’s adjusted tax basis in the Claim.

3.	Character of Gain or Loss

To the extent applicable, the character of any recognized gain or loss (e.g., ordinary income, or short-term or long-term capital gain or loss) will depend upon the status of the holder, the nature of the Claim in the holder’s hands, the purpose and circumstances of its acquisition, the holder’s holding period of the Claim, whether payments are received in respect thereof in more than one taxable year, and the extent to which the holder previously claimed a deduction for the worthlessness of all or a portion of the Claim. Generally, if the Claim is a capital asset in the holder’s hands, any gain or loss realized generally will be characterized as capital gain or loss, and will constitute long-term capital gain or loss if the holder has held such Claim for more than one year.

If a holder acquired its Claim after its original issuance at a “market discount” (generally defined as the amount, if any, by which the debt obligation’s adjusted issue price exceeds the holder’s tax basis in a debt obligation immediately after its acquisition, subject to a de minimis exception), the holder generally will be required to treat any gain recognized pursuant to the Plan as ordinary income to the extent of the market discount accrued during the holder’s period of ownership, unless the holder elected to include the market discount in income as it accrued.

The treatment of accrued market discount in a nonrecognition transaction is subject to the issuance of Treasury Regulations that have not yet been promulgated. In the absence of such regulations, the application of the market discount rules in the present transaction is uncertain. In the case of a reorganization exchange, the Tax Code indicates that, under Treasury regulations to be issued, any accrued market discount in respect of a Claim in excess of the gain recognized in the exchange should not be currently includible in income. However, such accrued market discount should carry over to any non-recognition property received in exchange therefor (i.e., to the Valeant Shares received in the exchange), such that any gain recognized by the holder upon a subsequent disposition of such exchange consideration would be treated as ordinary income to the extent of the accrued market discount allocable thereto not previously included in income. A holder of a market discount bond that is required under the market discount rules of the Tax Code to defer deduction of all or a portion of the interest on indebtedness incurred or maintained to acquire or carry the bond may be allowed to deduct such interest, in whole or in part, on disposition of such bond for cash. However, continued deferral of the deduction for interest may be required to the extent attributable to the Valeant Shares received in exchange for the Claim, and would be treated as interest paid or accrued in the year in which the Valeant Shares are disposed. To date, specific Treasury regulations implementing this rule have not been issued.

4.	Distributions with Respect to Accrued but Unpaid Interest.

In general, to the extent that any consideration received pursuant to the Plan by a holder of a Claim (whether in cash, Valeant Shares or other property) is received in satisfaction of interest accrued but unpaid during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder’s gross income). Conversely, a holder generally recognizes a deductible loss to the extent that any accrued interest was previously included in its gross income and is not paid in full.

Pursuant to the Plan, all distributions in respect of Allowed Claims will be allocated first to the principal amount of such Claims, as determined for U.S. federal income tax purposes, and thereafter to any remaining portion of such Claim (including accrued but unpaid interest). However, there is no assurance that such allocation would be respected by the IRS for U.S. federal income tax purposes. Each holder of a Claim is urged to consult its tax advisor regarding the allocation of consideration to, and the deductibility of a loss with respect to, accrued but unpaid interest for U.S. federal income tax purposes.

5.	Non-United States Persons

A holder of a Claim that is not a “United States Person” within the meaning of the Tax Code (a “Non-U.S. Holder”) generally will not be subject to United States federal income tax with respect to property (including money) received in exchange for such Claim pursuant to the Plan, unless (i) such holder is engaged in a trade or business in the United States to which income, gain or loss (unless an applicable income tax treaty provides otherwise) from the exchange is “effectively connected” for United States federal income tax purposes, or (ii) if such holder is an individual, such holder is present in the United States for 183 days or more during the taxable year of the exchange and certain other requirements are met (unless an applicable income tax treaty provides otherwise).

Payments to a Non-U.S. Holder that are attributable to accrued interest generally will not be subject to U.S. federal income or withholding tax, provided that the withholding agent has received or receives, prior to payment, appropriate documentation (generally, an IRS Form W-8BEN IRS Form W-8BEN-E, or a successor form) establishing that the Non-U.S. Holder is not a U.S. person, unless:

(i) the Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of Dendreon’s stock that are entitled to vote,

(ii) the Non-U.S. Holder is a “controlled foreign corporation” that is a “related person” with respect to Dendreon (each, within the meaning of the Tax Code), or

(iii) such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly-executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S.

federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the interest at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

A Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to interest that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30% rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on payments that are attributable to accrued interest. For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, special procedures are provided under applicable Treasury regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business. To claim the benefits of a treaty, a Non-U.S. Holder must provide a properly-executed IRS Form W-8BEN or W8BEN-E (or a successor form) prior to the payment.

Non-U.S. Holders of Valeant Shares should consult their own tax advisors concerning the tax consequences of receiving and holding such stock in their particular circumstances.

B.	Tax Consequences to the Debtors

The Debtors expect to remain in existence following the Effective Date, but in accordance with the Asset Purchase Agreement, in no event will they remain in existence for U.S. federal income tax purposes beyond December 31, 2015; however, the sole purpose of their remaining in existence is the liquidation of any remaining assets and the winding-up of their affairs. Accordingly, the Debtors intend to treat the Plan as the implementation of the liquidation of the Debtors in furtherance of the Plan for U.S. federal income tax purposes and in furtherance of the treatment of the Plan, in conjunction with the Sale Transaction, as a reorganization pursuant to Section 368(a)(1)(G) of the Tax Code.

Pursuant to the terms of the Sale Transaction, the parties will elect to treat Dendreon’s tax year as ending on the closing date of the Sale Transaction. As a result of the election, pursuant to the Tax Code and regulations promulgated thereunder, Dendreon’s tax attributes (e.g., tax asset basis, net operating losses (“NOLs”) and NOL carryforwards), as reduced by any cancellation of indebtedness (“COD”) income realized by Dendreon after the Sale Transaction, will transfer to Purchaser as of the closing date.

Because of the lack of direct authoritative guidance as to the survival and utilization of NOL carryforwards and the timing of recognition of COD in the context of a bankruptcy liquidation, there is a risk that certain favorable tax attributes of the Debtors (including any NOL carryforwards incurred since the Sale Transaction and any NOLs incurred through the end of the taxable year in which the Plan becomes effective) may be substantially reduced, eliminated, or subjected to significant limitations as the result of implementation of the Plan. The Debtors believe that, notwithstanding the potential for attribute reduction, elimination, or limitation, implementation of the Plan (including any distribution to a liquidating trust or other liquidating vehicle) should not cause them to incur a material amount of U.S. federal income tax.

C.	Tax Treatment of Liquidating Trusts

A liquidating trust may be established for the benefit of holders of 2016 Noteholder Claims and General Unsecured Claims in furtherance of the liquidation of the Debtors for U.S. federal income tax purposes. This Section applies unless an election is made under Treasury Regulations Section 1.468B-9 treat the trust as a disputed ownership fund.

1.	Classification of Liquidating Trusts

If established, such liquidating trust will be intended to qualify as a “liquidating trust” for U.S. federal income tax purposes. In general, a liquidating trust is not a separate taxable entity but rather is treated for U.S. federal income tax purposes as a “grantor” trust (i.e., a pass-through entity). The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. The liquidating trust will be structured with the intention of complying with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including the liquidating trustee and the holders of beneficial interests in the liquidating trust) will be required to treat for U.S. federal income tax purposes the liquidating trust as a grantor trust of which the holders of 2016 Noteholder Claims and General Unsecured Claims are the owners and grantors. While the following discussion assumes that the liquidating trust would be so treated for U.S. federal income tax purposes, no ruling will be requested from the IRS concerning the tax status of the liquidating trust as a grantor trust. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the liquidating trust as a grantor trust. If the IRS were to challenge successfully such classification, the U.S. federal income tax consequences to the liquidating trust and the holders of Claims could vary from those discussed herein.

2.	General Tax Reporting by Trusts and Beneficiaries

For all U.S. federal income tax purposes, all parties (including the liquidating trustee and the holders of beneficial interests in the liquidating trust) will be required to treat the transfer of assets to the liquidating trust, in accordance with the terms of the Plan, as a transfer of those assets directly to the holders of 2016 Noteholder Claims and General Unsecured Claims in respect of their Allowed Claims (see Article XIA for a discussion of the tax treatment of such Claims) followed by the transfer of such assets by such holders to the liquidating trust. Consistent therewith, all parties will be required to treat the liquidating trust as a grantor trust of which such holders are to be owners and grantors. Thus, such holders (and any subsequent holders of interests in the liquidating trust) will be treated as the direct owners of an undivided beneficial interest in the assets of the liquidating trust for all U.S. federal income tax purposes. Accordingly, each holder of a beneficial interest in the liquidating trust will be required to report on its U.S. federal income tax return(s) the holder’s allocable share of all income, gain, loss, deduction or credit recognized or incurred by the liquidating trust.

The U.S. federal income tax reporting obligation of a holder of a beneficial interest in the liquidating trust is not dependent upon the liquidating trust distributing any cash or other proceeds. Therefore, a holder of a beneficial interest in the liquidating trust may incur a U.S. federal income tax liability regardless of the fact that the liquidating trust has not made, or will not make, any concurrent or subsequent distributions to the holder. If a holder incurs a federal tax liability but does not receive distributions commensurate with the taxable income allocated to it in respect of its beneficial interests in the liquidating trust it holds, the holder may be allowed a subsequent or offsetting loss.

The liquidating trustee will file tax returns with the IRS for the liquidating trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a). The liquidating trustee will also send to each holder of a beneficial interest in the liquidating trust a separate statement setting forth the holder’s share of items of income, gain, loss, deduction or credit and will instruct the holder to report such items on its U.S. federal income tax return.

3.	Allocations of Taxable Income and Loss

The liquidating trust’s taxable income will be allocated to the holders of beneficial interests in the liquidating trust in accordance with each such holder’s pro rata share of the liquidating trust’s interests. The character of items of income, deduction and credit to any holder and the ability of such holder to benefit from any deductions or losses may depend on the particular situation of such holder.

Any amount a holder receives as a distribution from the liquidating trust in respect of its beneficial interest in the liquidating trust should not be included, for U.S. federal income tax purposes, in the holder’s amount realized in respect of its Allowed Claim but should be separately treated as a distribution received in respect of such holder’s beneficial interest in the liquidating trust.

In general, a holder’s aggregate tax basis in its undivided beneficial interest in the assets transferred to the liquidating trust will equal the fair market value of such undivided beneficial interest in the assets as of the date the assets are transferred to the trust and the holder’s holding period in such assets will begin the day following its receipt of such interest.

If established, the liquidating trustee will, in good faith, value the liquidating trust assets, and will (to the extent relevant, from time to time) apprise the holders of beneficial interests in the liquidating trust of such valuation. The valuation is required to be used consistently by all parties (including the Debtors, the trustee and the holders) for all U.S. federal income tax purposes, including applicable reporting requirements. The Court will resolve any dispute regarding the valuation of the assets.

D.	Importance of Obtaining Professional Tax Assistance

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A CLAIM HOLDER’S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, CLAIM HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

ARTICLE XII

RECOMMENDATION AND CONCLUSION

This Disclosure Statement was approved by the Court after notice and a hearing. The Court has determined that this Disclosure Statement contains information adequate to permit holders of Claims to make an informed judgment about the Plan. Such approval, however, does not mean that the Court recommends either acceptance or rejection of the Plan.

The Debtors believe that confirmation and consummation of the Plan is in the best interests of the Debtors, their Estates and their creditors. The Plan provides for an equitable distribution to creditors. The Debtors believe that any alternative to confirmation of the Plan, such as liquidation under chapter 7 of the Bankruptcy Code, could result in significant delay, litigation and additional costs, as well as a reduction in the distributions to Holders of Claims in certain Classes. Consequently, the Debtors urge all eligible Holders of Impaired Claims to vote to ACCEPT the Plan, and to complete and return their Ballots so that they will be RECEIVED by the Voting Agent on or before the Voting Deadline.

Dated:	Wilmington, Delaware
March 10, 2015

DENDREON CORPORATION, et al.,
Debtors and Debtors-in-Possession
DRAFT
Name: [—] Title: [—]

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

DRAFT
Anthony W. Clark (I.D. No. 2051)
Sarah E. Pierce (I.D. No. 4648)
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Telephone: (302) 651-3000
Fax: (302) 651-3001

- and -

Kenneth S. Ziman
Raquelle L. Kaye
Four Times Square
New York, New York 10036-6522
Telephone: (212) 735-3000
Fax: (212) 735-2000

- and -

Felicia Gerber Perlman
155 N. Wacker Drive
Chicago, Illinois 60606-1720
Telephone: (312) 407-0700
Fax: (312) 407-0411